                                                                EXHIBIT 10.6


                   MULTI-TENANT INDUSTRIAL TRIPLE NET LEASE
                   ----------------------------------------

                          Effective Date: Nov. 4, 1997
                          (The date set forth below Landlord's signature.)

                           BASIC LEASE INFORMATION
                           -----------------------

Landlord:                  CATELLUS DEVELOPMENT CORPORATION,
                           a Delaware corporation

Landlord's Address         304 South Broadway, 4th Floor
   For Notice:             Los Angeles, California 90013-1209
                           Attn.:  Asset Management
                           Telephone: (213) 625-5865
                           Fax: (213) 626-1623

With a copy to:            201 Mission Street
                           San Francisco, California 94105
                           Attn.:  Legal Department
                           Telephone: (415) 974-4500
                           Fax: (415) 974-3724

Landlord's Address         Catellus Development Corporation
   For Payment of Rent:    File #1918
                           P.O. Box 61000
                           San Francisco, California 94161-1918

Tenant:                    ASD SYSTEMS,
                           a Texas limited partnership

Tenant's Address           ASD Systems
   For Notice:             3737 Grader
                           Garland, Texas
                           Attn:  Norman Charney
                           Telephone: (214) 343-7200
                           Fax: (214) 343-2924


Project:                   Gateway East Distribution Center

Building:                  An industrial warehouse building containing
                           approximately 226,411 rentable square feet as shown
                           on Exhibit A. The legal description for the land on
                              ---------
                           which the Building is to be constructed is described
                           on Exhibit A-1 attached hereto.
                              -----------

Premises:                  A portion of the Building containing approximately
                           112,881 rentable square feet as shown in Exhibit A.
                                                                    ---------

Premises Address:
   Street:                   3737 Grader Street
   City and State:           Garland, Texas
   Tax Parcel:               _______________________________________

Term:                        Sixty-Two (62) months

Estimated Commencement
   Date:                     January 1, 1998

Base Rent Per Month:         Thirty-One Thousand Forty-Two and 28/100 Dollars
                             ($31,042.28) (Based on $3.30 per rentable square foot per year)

Tenant's Share of Operating
   Expenses:                 Forty-nine and 86/100 percent (49.86%)

Security Deposit:            Thirty-One Thousand Forty-Two and 28/100 Dollars
                             ($31,042.28)

Broker:                      Landlord's Broker: CB Commercial

Tenant's Broker:             Trammell Crow

Lease Year:                  Shall refer to each twelve (12) month period during
                             the Term commencing on the Commencement Date and on each anniversary thereof.

Permitted Uses:              General office, administration and warehousing and
                             distribution of consumer goods and no other uses shall be permitted without the prior written consent of Landlord.

Options: Two (2) renewal options of five (5) years each described Addendum

Guarantor:                   Norman Charney
                             --------------

Rentable Square Feet:        Shall mean the total square footage of the Building
                             and/or the Premises, as applicable, measured from the outside of the exterior walls of the Building and to the center of any demising walls separating the Premises from other premises in the Building and will include any loading dock areas.

ADDENDUM

EXHIBITS

A        Premises
A-1      Land
B        Work Letter
C        Commencement Date Memorandum
D        Insurance Certificate
E        Prohibited Uses
F        Rules and Regulations
G        Estoppel Certificate
H        Nondisturbance Agreement
I        Waiver of Rights
J        Guaranty
K        Current CC&Rs

         The Basic Lease Information set forth above and the Addendum and Exhibits attached hereto are incorporated into and made a part of the following Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the provisions of the Lease, the latter shall control


          LANDLORD  (TA)      AND    TENANT  (NC)  AGREE.
                   -------                 -------
                   initial                 initial

                              Table of Contents
                              -----------------

                                                                    Page
                                                                    ----
1.  PREMISES.......................................................  1
     1.1   Premises................................................  1
     1.2   Common Area.............................................  1
     1.3   Reserved Rights.........................................  1

2.  TERM...........................................................  1
     2.1   Commencement Date.......................................  1
     2.2   Possession..............................................  2
     2.3   Early Entry.............................................  2

3.  RENT...........................................................  2
     3.1   Rent....................................................  2
     3.2   Late Charge and Interest................................  3
     3.3   Security Deposit........................................  3

4.  UTILITIES......................................................  3

5.  TAXES..........................................................  4
     5.1   Real Property Taxes.....................................  4
     5.2   Definition of Real Property Taxes.......................  4
     5.3   Personal Property Taxes.................................  4

6.  OPERATING EXPENSES.............................................  5
     6.1   Operating Expenses......................................  5
     6.2   Definition of Operating Expenses........................  5

7.  ESTIMATED EXPENSES.............................................  5
     7.1   Payment.................................................  5
     7.2   Adjustment..............................................  6

8.  INSURANCE......................................................  6
     8.1   Landlord................................................  6
     8.2   Tenant..................................................  6
     8.3   General.................................................  7
     8.4   INDEMNITY...............................................  8
     8.5   EXEMPTION OF LANDLORD FROM LIABILITY....................  8

9.  REPAIRS AND MAINTENANCE........................................  9
     9.1   Tenant..................................................  9
     9.2   Landlord................................................  9

10. ALTERATIONS....................................................  9
     10.1  Trade Fixtures, Alterations.............................  9
     10.2  Damage; Removal......................................... 10
     10.3  Liens................................................... 10
     10.4  Standard of Work........................................ 10

11. USE...........................................................10

12. ENVIRONMENTAL MATTERS.........................................11
     12.1  Hazardous Materials....................................11
     12.2  INDEMNIFICATION........................................12

13. DAMAGE AND DESTRUCTION........................................12
     13.1  Casualty...............................................12
     13.2  Tenant's Fault.........................................13
     13.3  Uninsured Casualty.....................................13
     13.4  Waiver.................................................14
     13.5  Force Majeure..........................................14

14. EMINENT DOMAIN................................................14
     14.1  Total Condemnation.....................................14
     14.2  Condemnation...........................................14
     14.3  Award..................................................15
     14.4  Temporary Condemnation.................................15

15. DEFAULT.......................................................15
     15.1  Events of Defaults.....................................15
     15.2  Remedies...............................................16

16. ASSIGNMENT AND SUBLETTING.....................................17

17. ESTOPPEL, ATTORNMENT AND SUBORDINATION........................18
     17.1  Estoppel...............................................18
     17.2  Subordination..........................................18
     17.3  Attornment.............................................18

18. MISCELLANEOUS.................................................18
     18.1  General................................................18
     18.2  Signs..................................................20
     18.3  Waiver.................................................20
     18.4  Financial Statements...................................20
     18.5  LIMITATION OF LIABILITY................................20
     18.6  Notices................................................20
     18.7  Brokerage Commission...................................21
     18.8  Authorization..........................................21
     18.9  Holding Over...........................................21
     18.10 [Intentionally Deleted]................................21
     18.11 Joint and Several......................................21
     18.12 Covenants and Conditions...............................21
     18.13 Addenda................................................21

1.  PREMISES.
    --------

    1.1  Premises.  Landlord hereby leases to Tenant the Premises as shown on
         --------
Exhibit A attached hereto, but excluding the Common Area (defined below) and any
---------
other portion of the Project. Tenant has determined that the Premises are acceptable for Tenant's use and Tenant acknowledges that, except as set forth in the Work Letter, if any, neither Landlord nor any broker or agent has made any representations or warranties in connection with the physical condition of the Premises or their fitness for Tenant's use upon which Tenant has relied directly or indirectly for any purpose. By taking possession of the Premises, Tenant accepts the Premises "AS-IS" and waives all claims of defect in the Premises, except as set forth in the Work Letter. To the maximum extent permitted by law, Tenant hereby waives all implied warranties regarding the Premises, including, without limitation, any implied warranty that the Premises are suitable for their intended commercial purpose.

    1.2  Common Area.  Tenant may, subject to rules made by Landlord, use the
         -----------
following areas ("Common Area") in common with Landlord and other tenants of the
Project: refuse facilities, landscaped areas, driveways necessary for access to the Premises, parking spaces and other common facilities designated by Landlord from time to time for the common use of all tenants of the Project. Landlord shall have the right, in Landlord's sole discretion, from time to time (i) to make changes to the Common Area, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscape areas, and walkways; (ii) to close temporarily any of the Common Area for maintenance purposes so long as reasonable access to the Premises remains available; (iii) to install, use, maintain, repair, alter, relocate or replace any Common Area or to add additional buildings and improvements to the Common Area; (iv) to use the Common Area while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof, and (v) to do and perform such other acts and make such other changes in, to or with respect to the Common Area and the Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate or prudent.

    1.3  Reserved Rights. Landlord reserves the right to enter the Premises for
         ---------------
any reason upon reasonable notice to Tenant (except in case of an emergency) and/or to undertake the following all without abatement of rent or liability to
Tenant: inspect the Premises and/or the performance by Tenant of the terms and conditions hereof; make such alterations, repairs, improvements or additions to the Premises as required hereunder, change boundary lines of the Common Areas; install, use, maintain, repair, alter, relocate or replace any pipes, ducts, conduits, wires, equipment and other facilities in the Building; grant easements on the Project, dedicate for public use portions thereof and record covenants, conditions and restrictions ("CC&Rs") affecting the Project and/or amendments to existing CC&Rs which do not unreasonably interfere with Tenant's use of the Premises or impose additional material monetary obligations on Tenant; change the name of the Project; affix reasonable signs and displays, and, during the last nine (9) months of the Term, show the Premises to prospective tenants.

2.  TERM.
    ----

    2.1  Commencement Date.  The Term of the Lease shall commence ("Commencement
         -----------------
Date") on the first day of the first full month following the date on which the Premises are Substantially Complete (as hereinafter defined) except that if Substantial Completion occurs on the first day of a month, that date shall be the Commencement Date, and the Lease shall continue in full force and effect for the period of time specified as the Term, or until this Lease is terminated as otherwise provided herein. The Premises shall be deemed to be ("Substantially Complete") on the earliest of the date on which: (1) Landlord files or causes to be filed with the City in which the Premises are located (if required) and delivers to Tenant an architect's notice of substantial completion, or similar written notice that the Premises are substantially complete and Landlord receives a sign-off from the City with respect to work to be performed by Landlord under the Work Letter (as defined below), (2) Tenant commences business operations in the Premises, or (3) a certificate of occupancy (or a reasonably substantial equivalent such as a signoff from a building inspector or a temporary certificate of occupancy) is issued for the Premises. Landlord shall arrange for the construction of certain Tenant Improvements (as defined in the Work Letter), if any, in accordance with and subject to the terms of the Work Letter attached hereto as Exhibit B
                          ---------

(the "Work Letter"). Tenant shall, upon demand after delivery of the Premises to
 ----------------
Tenant, execute and deliver to Landlord a Commencement Date Memorandum in the form attached hereto as Exhibit C acknowledging (i) the Possession Date and
                        ---------
Commencement Date, (ii) the final rentable square footage of the Premises and applicable monthly Base Rent (iii) Tenant's acceptance of the Premises. If the Premises are not Substantially Complete on the Estimated Commencement Date as extended by Force Majeure events and Tenant Delays (as defined in the Lease or Work Letter, if any), this Lease shall remain in effect, Landlord shall not be subject to any liability, and the Commencement Date shall be delayed until the date the Premises are Substantially Complete.

    2.2  Possession. Tenant's possession of the Premises during the period of
         ----------
time, if any, from the date on which Landlord tenders possession of the Premises to Tenant in a Substantially Completed condition (the "Possession Date") to the Commencement Date, shall be subject to all the provisions of this Lease and shall not advance the expiration date. Rent shall be paid for such period at the rate stated in the Base Lease Information, prorated on the basis of a thirty
(30) day month, and shall be due and payable to Landlord on or before the Commencement Date. Tenant shall upon demand acknowledge in writing the Possession Date in the form attached hereto as Exhibit C.
                                               ---------

    2.3  Early Entry. Notwithstanding anything to the contrary contained in
         -----------
Section 2.2 above, or elsewhere in this Lease, Tenant shall have the right to enter the Premises thirty (30) days prior to the Commencement Date to install trade fixtures and racking and such early entry for such purposes shall not constitute occupancy for operation of Tenant's business and shall not trigger the Commencement Date. Tenant agrees (i) any such early entry by Tenant shall be at Tenant's sole risk, (ii) Tenant shall not interfere with Landlord or Landlord's contractors completing work within the Premises or cause any labor difficulties; Tenant, together with its employees, agents and independent contractors will be subject to and will work under the direction of Landlord's contractor, (iii) Tenant shall comply with and be bound by all provisions of this Lease during the period of any such early entry except for the payment of Base Rent, (iv) prior to entry upon the Premises by Tenant, Tenant agrees to pay for and provide to Landlord certificates evidencing the existence and amounts of liability insurance carried by Tenant, which coverage must comply with the provisions of this Lease relating to insurance, (v) Tenant and its agents and contractors agents to comply with all applicable laws, regulations, permits and other approvals required to perform its work during the early entry on the Premises, and (VI) EXCEPT IN CASES OF LANDLORD'S GROSS NEGLIGENCE OR WILLFUL ACTS, TENANT AGREES TO INDEMNIFY, PROTECT, DEFEND AND SAVE LANDLORD AND THE PREMISES HARMLESS FROM AND AGAINST ANY AND ALL LIENS, LIABILITIES, LOSSES, DAMAGES, COSTS, EXPENSES, DEMANDS, ACTIONS, CAUSES OF ACTION AND CLAIMS (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND LEGAL COSTS) ARISING OUT OF THE EARLY ENTRY, USE, CONSTRUCTION, OR OCCUPANCY OF THE PREMISES BY TENANT OR ITS AGENTS, EMPLOYEES OR CONTRACTORS, INCLUDING, WITHOUT LIMITATION, THAT WHICH IS CAUSED BY LANDLORD'S OR ITS AGENTS OR CONTRACTOR'S NEGLIGENCE.

3.  RENT.
    ----

    3.1  Rent. Prior to the Commencement Date, Landlord will cause its architect
         ----
to measure and certify in writing to Landlord the Rentable Square Feet (as defined in the Basic Lease Information) of the Building and the Premises, following which time the Base Rent and other figures based upon the Rentable Square Feet contained in the Building and the Premises shall be determined in accordance with the rental rates set out in the Basic Lease Information. Except in the case of manifest error, the certification from Landlord's architect of the Rentable Square Footage of the Building and the Premises shall be binding upon Landlord and Tenant. Tenant shall pay to Landlord, at Landlord's Address for Payment of Rent designated in the Basic Lease Information, or at such other address as Landlord may from time to time designate in writing to Tenant for the payment of Rent, the Base Rent, without notice, demand, offset or deduction, in advance, on the first day of each calendar month. Landlord shall have no obligation to notify Tenant of any increase in Rent and Tenant's obligation to pay all Rent (and any increases) when due shall not be modified or altered by such lack of notice from Landlord. Acceptance of a payment of Rent which is less than the amount then due shall not be a waiver of Landlord's rights to the balance of such Rent, regardless of Landlord's endorsement of or deposit of any check so stating. It is intended that this Lease be a "triple net lease," and that the Rent to be paid hereunder by Tenant will be received by Landlord without any deduction or offset whatsoever by Tenant, foreseeable or unforeseeable. Except as expressly provided to the contrary in this Lease, Landlord shall not be required to make any expenditure, incur any obligation, or incur any liability of any kind whatsoever in connection with this Lease or the ownership, construction, maintenance, operation or repair of the Premises or the Project. If the Term commences (or ends) on a date other than the first (or last) day of a month, Base Rent shall be prorated on a per diem basis with respect to the portion of the first month and/or last month within the Term. All sums other than Base Rent which Tenant is obligated to pay under this Lease shall be deemed to be additional rent due hereunder, whether or not such are designated "additional rent" and shall be due and payable to Landlord commencing on the Possession Date. The term "Rent" means the Base Rent and all additional rent payable hereunder.

    3.2  Late Charge and Interest. The late payment of any Rent will cause
         ------------------------
Landlord to incur additional costs, including administration and collection costs and processing and accounting expenses and increased debt service ("Delinquency Costs"). If Landlord has not received any installment of Rent within ten (10) days after such amount is due, Tenant shall pay a late charge of ten percent (10%) of the delinquent amount, which is agreed to represent a reasonable estimate of the Delinquency Costs incurred by Landlord. Alternatively, all such delinquent amounts shall bear interest from the date such amount was due until paid in full at a rate per annum ("Applicable Interest Rate") equal to the lesser of (a) the maximum interest rate permitted by law or
(b) five percent (5%) above the rate publicly announced by Bank of America, N.A. (or if Bank of America, N.A. ceases to exist, the largest bank then headquartered in the State of California) ("Bank") as its "Reference Rate". If the use of the announced Reference Rate is discontinued by the Bank, then the term Reference Rate shall mean the announced rate charged by the Bank which is, from time to time, substituted for the Reference Rate. Landlord and Tenant recognize that the damage which Landlord shall suffer as a result of Tenant's failure to pay such amounts is difficult to ascertain and said late charge is the best estimate of the damage which Landlord shall suffer in the event of late payment. If a late charge becomes payable for any three (3) installments of Rent within any twelve (12) month period, then the Rent shall automatically become due and payable quarterly in advance.

    3.3  Security Deposit. Upon the execution of this Lease, Tenant shall pay to
         ----------------
Landlord the Security Deposit. The Security Deposit shall secure the full and faithful performance of each provision of this Lease to be performed by Tenant. Landlord shall not be required to pay interest on the Security Deposit or to keep the Security Deposit separate from Landlord's own funds. If Tenant fails to perform fully and timely all or any of Tenant's covenants and obligations hereunder, Landlord may, but without obligation, apply all or any portion of the Security Deposit toward fulfillment of Tenant's unperformed covenants and/or obligations. If Landlord does so apply any portion of the Security Deposit, Tenant shall immediately pay Landlord sufficient cash to restore the Security Deposit to the amount of the then current Base Rent per month. Upon any increase in Base Rent, Landlord may require the Security Deposit to be increased by the amount of the increase in Base Rent per month. After Tenant vacates the Premises, upon the expiration or sooner termination of this Lease, if Tenant is not then in default, Landlord shall return to Tenant any unapplied balance of the Security Deposit. Should the Permitted Use be amended to accommodate a change in the business of Tenant or to accommodate a subtenant or assignee, Landlord shall have the right to increase the Security Deposit to the extent necessary, in Landlord's reasonable judgment, to account for any increased risk to the Premises or increased wear and tear that the Premises may suffer as a result thereof.

4.  UTILITIES.  Tenant shall pay all charges for heat, water, gas, electricity,
    ---------
telephone and any other utilities used on or provided to the Premises. Except as provided below, Landlord shall not be liable to Tenant for interruption in or curtailment of any utility service, nor shall any such interruption or curtailment constitute constructive eviction or grounds for rental abatement. Tenant shall pay a reasonable proration of utilities, as determined by Landlord. In the event that the Premises or a portion thereof are rendered untenantable by reason of the interruption or termination of any necessary utility service for five (5) consecutive days, Base Rent hereunder shall be abated with respect to that portion of the Premises so rendered untenantable from the date on which such interruption or termination occurred until the date on which such necessary utility service is restored to the Premises. In the event such service outage of a necessary, utility continues for forty-five (45) consecutive days, Tenant shall have the right, at Tenant's sole election, to terminate this Lease by providing written notice of such election to Landlord.

5.  TAXES.
    -----

    5.1  Real Property Taxes. Tenant shall pay to Landlord Tenant's Share of the
         -------------------
Real Property Taxes in each calendar year; provided however, Landlord may, at its election, require that Tenant pay any increase in the assessed value of the Project based upon the value of the Tenant Improvements (as defined in the Work Letter) relative to the value of the other improvements on or to the other buildings in the Project, as reasonably determined by Landlord. Upon Tenant's request, Landlord shall endeavor to provide Tenant with a breakdown of Landlord's determination of Tenant's increased share of Real Property Taxes resulting from the Tenant Improvements.

    5.2  Definition of Real Property Taxes. "Real Property Taxes" shall be the
         ---------------------------------
sum of the following: all real property taxes, possessory-interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit and traffic charges, housing fund assessments, open space charges, childcare fees, school sewer and parking fees or any other assessments, levies, fees, exactions or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen (including fees "in-lieu" of any such tax or assessment) which are assessed, levied, charged, conferred or imposed by any public authority upon the Project (or any real property comprising any portion thereof) or its operations, together with all taxes, assessments or other fees imposed by any public authority upon or measured by any Rent or other charges payable hereunder, including any gross receipts tax or excise tax levied by any governmental authority with respect to receipt of rental income, or upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, or documentary transfer taxes upon this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises, together with any tax imposed in substitution, partially or totally, of any tax previously included within the aforesaid definition or any additional tax the nature of which was previously included within the aforesaid definition, together with any and all costs and expenses (including, without limitation, attorneys, administrative and expert witness fees and costs) of challenging any of the foregoing or seeking the reduction in or abatement, redemption or return of any of the foregoing, but only to the extent of any such reduction, abatement, redemption or return. All references to Real Property Taxes during a particular year shall be deemed to refer to taxes accrued during such year, including supplemental tax bills regardless of when they are actually assessed and without regard to when such taxes are payable. The obligation of Tenant to pay for supplemental taxes shall survive the expiration or early termination of this Lease. Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate or inheritance tax of Landlord, or any income, profits or revenue tax or charge upon the net income of Landlord.

    5.3  Personal Property Taxes. Prior to delinquency, Tenant shall pay all
         -----------------------
taxes and assessments levied upon trade fixtures, alterations, additions, improvements, inventories and other personal property located and/or installed on the Premises by Tenant; and Tenant shall provide Landlord copies of receipts for payment of all such taxes and assessments. To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced by Landlord.

    5.4  Waiver of Appeal. Tenant waives all rights to protest or appeal the
         ----------------
appraised value of the Premises, as well as the Project and Building, and all rights to receive notices of reappraisement as set forth in Sections 41.413 and
42.015 of the Texas Tax Code.

6.  OPERATING EXPENSES.

    6.1  Operating Expenses. Tenant shall pay to Landlord Tenant's Share of the
         ------------------
Operating Expenses in each calendar year.

    6.2  Definition of Operating Expenses. "Operating Expenses" shall include
         --------------------------------
all reasonable and necessary expenses incurred by Landlord in the ownership, operation, maintenance, repair and management of the Project, the Common Area and/or the Building, including, but not limited to, (a) non-structural repairs to and maintenance of the roof (and roof membrane), skylights and exterior walls of the Building (including painting); (b) repair, maintenance, utility costs and landscaping of the Common Area, including but not limited to, any and all costs of maintenance, repair and replacement of all parking areas (including bumpers, sweeping, striping and slurry coating), loading and unloading areas, trash areas, common driveways, sidewalks, outdoor lighting, signs, directories, walkways, parkways, landscaping, irrigation systems, fences and gates and other costs which are allocable to the real property of which the Premises are a part; (c) insurance deductibles and the commercially reasonable costs relating to the insurance maintained by Landlord with respect to the Project (including, without limitation, the Building), including, without limitation, Landlord's cost of any self insurance deductible or retention; (d) maintenance contracts for heating, ventilation and air-conditioning (HVAC) systems and elevators, if any; (e) maintenance, monitoring and operation of the fire/life safety and sprinkler system; (f) trash collection and security services; (g) Real Property Taxes; (h) capital improvements made to or capital assets acquired for the Project after the Commencement Date that actually reduce Operating Expenses or are reasonably necessary for the health and safety of the occupants of the Project or are required under any governmental law or regulation, which capital costs, or an allocable portion thereof, shall be amortized over the period determined by Landlord, together with interest on the unamortized balance at the Applicable Interest Rate; (i) commercially reasonable reserves set aside for maintenance and repair, and any other costs incurred by Landlord related to the Project. Landlord agrees that the total annual costs of the items described in subsections (a), (b), (d), (e), (f), (i) and 0) immediately above shall not increase by more than ten percent (10/o) per year. Operating Expenses shall also include an administrative fee to Landlord for accounting and project management services relating to the Project in an amount equal to ten percent (10%) of the sum of Operating Expenses (other than taxes, insurance and the administrative fee). Operating Expenses shall also include all costs and fees incurred by Landlord in connection with the management of this Lease and the Premises including the cost of those services which are customarily performed by a property management services company which amount shall be two percent (2%) of the Rent. In no event will Landlord or its property manager be required to keep separate accounting records for the components of the Operating Expenses or to create any ledgers or schedules not already in existence. Operating Expenses shall not include (i) replacement of or structural repairs to the roof or the exterior walls; (ii) repairs to the extent covered by insurance proceeds, or paid by Tenant or other third parties; (iii) alterations solely attributable to tenants of the Project other than Tenant, (iv) lease commissions and other costs of leasing space within the Project, (v) debt service or ground rents; or (vi) collection costs or litigation expenses incurred with respect to other tenants. Notwithstanding the foregoing, all costs Landlord incurs that are solely attributable to the Premises shall be borne by Tenant, such that Tenant shall reimburse Landlord for one hundred percent (100%) of same as additional rent.

7.  ESTIMATED EXPENSES.
    ------------------

    7.1  Payment.  "Estimated Expenses" for any particular year shall mean
         -------
Landlord's estimate of Operating Expenses and Real Property Taxes for a calendar year. Tenant shall pay Tenant's Share of the Estimated Expenses with installments of Base Rent in monthly installments of one-twelfth (1/12th) thereof on the first day of each calendar month during such year. If at any time Landlord determines that Operating Expenses and Real Property Taxes are projected to vary from the then Estimated Expenses, Landlord may, by notice to Tenant, revise such Estimated Expenses, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such calendar year Tenant has paid to Landlord Tenant's Share of the revised Estimated Expenses for such year.

    7.2  Adjustment. "Operating Expenses and Real Property Taxes Adjustment" (or
         ----------
"Adjustment") shall mean the difference between Tenant's Share of Estimated Expenses and Tenant's Share of Operating Expenses and Real Property Taxes for any calendar year After the end of each calendar year, Landlord shall deliver to Tenant a statement of Tenant's Share of Operating Expenses and Real Property Taxes for such calendar year, accompanied by a computation of the Adjustment. If Tenant's payments are less than Tenant's Share, then Tenant shall pay the difference within twenty (20) days after receipt of such statement. Tenant's obligation to pay such amount shall survive the termination of this Lease. If Tenant's payments exceed Tenant's Share, then (provided that Tenant is not in default), Landlord shall credit such excess amount to future installments of Tenant's Share for the next calendar year. If Tenant is in default, Landlord may, but shall not be required to, credit such amount to Rent arrearages.

8.   INSURANCE.
     ---------

     8.1  Landlord. Landlord shall maintain insurance through individual or
          --------
blanket policies insuring the Building against fire and extended coverage (including, if Landlord elects "all risk" coverage, earthquake/volcanic action, flood and/or surface water insurance) for the full replacement cost of the Building, with deductibles and the form and endorsements of such coverage as selected by Landlord, together with rental abatement insurance against loss of Rent in an amount equal to the amount of Rent for a period of at least twelve
(12) months commencing on the date of loss. Landlord may also carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine. Tenant shall pay to Landlord, as a portion of the Operating Expenses, the costs of the insurance coverages described herein, including, without limitation, Landlord's cost of any deductible or self-insured retention; provided, however, Tenant's liability for the cost of any deductible or self-insured retention solely relating to property insurance (and not any other insurance required under this Lease) shall not exceed Twelve Thousand Five Hundred Dollars ($12,500) per occurrence during the initial Term of this Lease.

     8.2  Tenant. Tenant shall, at Tenant's expense, obtain and keep in force at
          ------
all times the following insurance:

          8.2.1  Commercial General Liability Insurance (Occurrence Form). A
                 -------------------------------------------------------
policy of commercial general liability insurance (occurrence form) having a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence and Five Million Dollars ($5,000,000) aggregate providing coverage for, among other things, blanket contractual liability, premises, products/completed operations, with an "Additional Insured-Managers or Lessors of Premises Endorsement" and contain the 'Amendment of the Pollution Exclusion endorsement' for damage caused by heat, smoke or fumes from a hostile fire, personal and advertising injury coverage, with deletion of (a) the exclusion for operations within fifty (50) feet of a railroad track (railroad protective liability), if applicable, and (b) the exclusion for explosion, collapse or underground hazard, if applicable, and, if necessary, Tenant shall provide for restoration of the aggregate limit and provided that the policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease;

          8.2.2  Automobile Liability Insurance. Business automobile liability
                 ------------------------------
insurance having a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance, or use of any owned, hired or non-owned automobiles;

          8.2.3  Workers' Compensation and Employee Liability Insurance.
                 ------------------------------------------------------
Workers' compensation insurance having limits not less than those required by state statute and federal statute, if applicable, and covering all persons employed by Tenant in the conduct of its operations on the Premises (including the all states endorsement and, if applicable, the volunteers endorsement), together with employer's liability insurance coverage in the amount of at least One Million Dollars ($ 1,000,000);

          8.2.4  Property Insurance: "All risk" property insurance including
                 ------------------
boiler and machinery comprehensive form, if applicable, covering damage to or loss of any of Tenant's personal property, fixtures, and equipment, including electronic data processing equipment (collectively "Tenant's Property") (and coverage for the full replacement cost thereof including business interruption of Tenant), together with, if the property of Tenant's invitees is to be kept in the Premises, warehouse's legal liability or bailee customers insurance for the full replacement cost of the property belonging to invitees and located in the Premises, and

          8.2.5  Business Interruption. Tenant shall obtain and maintain loss of
                 ---------------------
income and extra expense insurance in amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Tenant or attributable to prevention of access to the Premises as a result of such perils.

     8.3  General.
          -------

          8.3.1  Insurance Companies. Insurance required to be maintained by
                 -------------------
Tenant shall be written by companies licensed to do business in the state in which the Premises are located and having a "General Policyholders Rating of at least "A -VIII" (or such higher rating as may be required by a lender having a lien on the Premises) as set forth in the most current issue of "Best Insurance Guide."

          8.3.2  Certificates of Insurance. Tenant shall deliver to Landlord
                 -------------------------
certificates of insurance for all insurance required to be maintained by Tenant in the form of Exhibit D, attached hereto (or in a form acceptable to Landlord
               ---------
in its sole discretion), no later than seven (7) days prior to the date of possession of the Premises. Tenant shall, at least ten (10) days prior to expiration of the policy, furnish landlord with certificates of renewal or "binders" thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after twenty
(20) days prior written notice to the parties named as additional insureds in this Lease (except in the case of cancellation for nonpayment of premium in which case cancellation shall not take effect until at least ten (10) days' notice has been given to Landlord). If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses and cost resulting from said failure.

          8.3.3  Additional Insureds. Landlord, Landlord's lender, if any, and
                 -------------------
any property management company of Landlord for the Premises shall be named as additional insureds on a form approved by Landlord under all of the policies required by Section 8.2.1. The policies required under Section 8.2.1 shall provide for severability of interest

          8.3.4  Primary Coverage. All insurance to be maintained by Tenant
                 ----------------
shall except for workers, compensation and employer's liability insurance, be primary, without right of contribution from insurance of Landlord. Any umbrella liability policy or excess liability policy (which shall be in "following form") shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant's liability under this Lease.

          8.3.5  Waiver of Subrogation. Landlord and Tenant each waive any right
                 ---------------------
to recover against the other for claims for damages to Tenant's Property, the Building or the Project, as the case may be, whether or not covered by insurance, even if caused by the negligence of the other party. This provision
           ---------------------------------------------------
is intended to waive fully, and for the benefit of Landlord and Tenant any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverage obtained by Tenant and Landlord pursuant to this Lease shall include, without limitation, a waiver of subrogation endorsement attached to the applicable certificate(s) of insurance.

          8.3.6  Notification of Incidents. Tenant shall notify Landlord within
                 -------------------------
a reasonable time after the occurrence of any accidents or incidents in the Premises, the Building, Common Areas or the Project which could give rise to a claim under any of the insurance policies required under this Section 8.

     8.4  INDEMNITY. TENANT SHALL INDEMNIFY, PROTECT, DEFEND (BY COUNSEL
          ---------
REASONABLY ACCEPTABLE TO LANDLORD) AND HOLD HARMLESS LANDLORD AND ITS PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES, SHAREHOLDERS, LENDERS, AGENTS, CONTRACTORS AND EACH OF THEIR SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL CLAIMS, JUDGMENTS, CAUSES OF ACTION, DAMAGES, PENALTIES, COSTS, LIABILITIES, AND EXPENSES, INCLUDING ALL COSTS, ATTORNEYS' FEES, EXPENSES AND LIABILITIES INCURRED IN THE DEFENSE OF ANY SUCH CLAIM OR ANY ACTION OR PROCEEDING BROUGHT THEREON, ARISING AT ANY TIME DURING OR AFTER THE TERM AS A RESULT (DIRECTLY OR INDIRECTLY) OF OR IN CONNECTION WITH (I) ANY DEFAULT IN THE PERFORMANCE OF ANY OBLIGATION ON TENANT'S PART TO BE PERFORMED UNDER THE TERMS OF THIS LEASE, OR
(II) TENANT'S USE OF THE PREMISES, THE CONDUCT OF TENANTS BUSINESS OR ANY ACTIVITY, WORK OR THINGS DONE, PERMITTED OR SUFFERED BY TENANT IN OR ABOUT THE PREMISES, THE BUILDING, THE COMMON AREA OR OTHER

PORTIONS OF THE PROJECT, EXCEPT FOR CLAIMS CAUSED SOLELY BY LANDLORD'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, BUT SPECIFICALLY INCLUDING LANDLORD'S NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE). THE OBLIGATIONS OF TENANT UNDER THIS
SECTION 8.4 SHALL SURVIVE THE TERMINATION OF THIS LEASE WITH RESPECT TO ANY CLAIMS OR LIABILITY ARISING PRIOR TO SUCH TERMINATION.

     8.5  EXEMPTION OF LANDLORD FROM LIABILITY. TENANT, AS A MATERIAL PART OF
          ------------------------------------
THE CONSIDERATION TO LANDLORD, HEREBY ASSUMES ALL RISK OF DAMAGE TO PROPERTY INCLUDING, BUT NOT LIMITED TO, TENANT'S FIXTURES, EQUIPMENT, FURNITURE AND ALTERATIONS OR INJURY TO PERSONS IN, UPON OR ABOUT TEE PREMISES, THE BUILDING, THE COMMON AREA OR OTHER PORTIONS OF THE PROJECT ARISING FROM ANY CAUSE, AND TENANT HEREBY WAIVES ALL CLAIMS IN RESPECT THEREOF AGAINST LANDLORD, EXCEPT TO THE EXTENT SUCH CLAIMS ARE CAUSED BY LANDLORD'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. TENANT HEREBY AGREES THAT LANDLORD SHALL NOT BE LIABLE FOR INJURY TO TENANT'S BUSINESS OR ANY LOSS OF INCOME THEREFROM OR FOR DAMAGE TO THE, PROPERTY OF TENANT, OR INJURY TO OR DEATH OF TENANT, TENANT'S EMPLOYEES, INVITEES, CUSTOMERS, AGENTS OR CONTRACTORS OR ANY OTHER PERSON IN OR ABOUT THE PREMISES, THE BUILDING, THE COMMON AREA OR THE PROJECT, WHETHER SUCH DAMAGE OR INJURY IS CAUSED BY FIRE, STEAM, ELECTRICITY, GAS, WATER OR RAIN, OR FROM THE BREAKAGE, LEAKAGE OR OTHER DEFECTS OF SPRINKLERS, WIRES, APPLIANCES, PLUMBING, AIR CONDITIONING OR LIGHTING SPRINKLERS, OR FROM ANY OTHER CAUSE, WHETHER SAID DAMAGE OR INJURY RESULTS FROM CONDITIONS ARISING UPON THE PREMISES, UPON OTHER PORTIONS OF THE BUILDING OR FROM OTHER SOURCES OR PLACES, AND REGARDLESS OF WHETHER THE CAUSE OF SUCH DAMAGE OR INJURY OR THE MEANS OF REPAIRING THE SAME IS INACCESSIBLE TO TENANT, EXCEPT TO THE EXTENT CAUSED BY LANDLORD'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, BUT SPECIFICALLY INCLUDING LANDLORD'S NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE). LANDLORD SHALL NOT BE LIABLE FOR ANY DAMAGES ARISING FROM ANY ACT OR NEGLECT OF ANY OTHER TENANT, IF ANY, OF THE BUILDING OR THE PROJECT OR LANDLORD'S FAILURE TO ENFORCE THE TERMS OF ANY AGREEMENTS WITH PARTIES OTHER THAN TENANT. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT TENANTS WAIVERS UNDER THIS SECTION SHALL APPLY TO ALL COSTS, LIABILITIES, DAMAGES, DEATHS AND INJURIES CAUSED BY LANDLORD'S NEGLIGENCE (OTHER THAN ITS GROSS NEGLIGENCE).

9.   REPAIRS AND MAINTENANCE.
     -----------------------

     9.1  Tenant. Tenant, at Tenant's sole cost and expense, shall keep and
          ------
maintain the Premises (interior and exterior), including loading docks, doors and ramps, floors, and subfloors and floor coverings, walls and wall coverings, doors windows, glass, plate glass, ceilings, skylights, lighting systems, interior plumbing, electrical and mechanical systems and wiring, appliances and devices using or containing refrigerants, fixtures and equipment in good repair and in a clean and safe condition, and repair and/or replace any and all of the foregoing in a clean and safe condition, in good order, condition and repair. Without limiting the foregoing, Tenant shall, at Tenant's sole expense, (a) immediately replace all broken glass in the Premises with glass equal to or in excess of the specification and quality of the original glass; and (b) repair any area damaged by Tenant, Tenant's agents, employees, invitees and visitors, including any damage caused by any roof penetration, whether or not such roof penetration was approved by Landlord. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in accordance with the obligations under the Lease, which failure continues at the end of ten (10) days following Tenant's receipt of written notice from Landlord stating with particularity the nature of the failure, Landlord shall have the right to enter the Premises and perform such maintenance, repairs or refurbishing at Tenant's sole cost and expense (including a sum for overhead to Landlord). Tenant shall maintain written records of maintenance and repairs, as required by any applicable law, ordinance or regulation, and shall use certified technician to perform such maintenance and repairs, as so required. Tenant shall deliver full and complete copies of all service or maintenance contracts entered into by Tenant for the Premises to Landlord within sixty (60) days after the Commencement Date.

     9.2  Landlord. Landlord shall, subject to the following limitations, repair
          --------
damage to the roof, foundation and exterior portions of exterior walls (excluding wall coverings, painting, glass and doors) of the Building; provided, if such damage is caused by an act or omission of Tenant, Tenant's employees, agents, invitees, subtenants, or contractors, then such repairs shall be at Tenant's sole expense. Landlord shall not be required to make any repair resulting from (i) any alteration or modification to the Building or to mechanical equipment within the Building performed by, for or because of Tenant or to special equipment or systems installed by, for or because of Tenant, (ii) the installation, use or operation of Tenant's property, fixtures and equipment,
(iii) the moving of Tenant's property in or out of the Building or in and about the Premises, (iv) Tenant's use or occupancy of the Premises in violation of
Section 11 of this Lease or in the manner not contemplated by the parties at the time of the execution of this Lease, (v) the acts or omissions of Tenant and Tenant's employees, agents, invitees, subtenants, licensees or contractors, (vi) fire and other casualty, except as provided by Section 13 of this Lease or (vii) condemnation, except as provided in Section 14 of this Lease. Landlord shall have no obligation to make repairs under this Section 9.2 until a reasonable time after receipt of written notice from Tenant of the need for such repairs. There shall be no abatement of Rent during the performance of such work. Landlord shall not be liable to Tenant for injury or damage that may result from interruption of Tenant's use of the Premises during any repairs by Landlord, provided that Landlord shall use reasonable efforts to avoid or minimize any interference with Tenant's normal business operations. Tenant waives any right to repair the Premises, the Building and/or the Common Area at the expense of Landlord under any applicable governmental laws, ordinances, statutes, orders or regulations now or hereafter in effect which might otherwise apply.

10.  ALTERATIONS.
     -----------

     10.1 Trade Fixtures; Alterations. Tenant may install necessary trade
          ---------------------------
fixtures, equipment and furniture in the Premises, provided that such items are installed and are removable without structural or material damage to the Premises, the Building, the Common Area or the Project. Tenant shall not construct, nor allow to be constructed, any alterations or physical additions in, about or to the Premises without obtaining the prior written consent of Landlord, which consent shall be conditioned upon Tenant's compliance with Landlord's reasonable requirements regarding construction of improvements and alterations. Tenant shall submit plans and specifications to Landlord with Tenant's request for approval and shall reimburse landlord for all reasonable costs which Landlord may incur in connection with granting approval to Tenant for any such alterations and additions, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said matters. If Landlord does not respond to a written request from Tenant within ten (10) business days, then Landlord shall be deemed to disapprove such request. In the event Tenant makes any alterations to the Premises that trigger or give rise to a requirement that the Building or the Premises come into compliance with any governmental laws, ordinances statutes, orders and/or regulations (such as ADA requirements), Tenant shall be fully responsible for complying, at its sole cost and expense, with same. Tenant shall file a notice of completion after completion of such work and provide Landlord with a copy thereof. Tenant shall provide Landlord with a set of "as-built" drawings for any such work.

     10.2 Damage; Removal. Tenant shall repair all damage to the Premises and/or
          ---------------
the Building caused by the installation or removal of Tenant's fixtures, equipment, furniture and alterations. Upon the termination of this Lease, Tenant shall remove any or all trade fixtures, alterations, additions, improvements and partitions made or installed by Tenant and restore the Premises to its condition existing prior to the construction of any such items, provided, however, Landlord has the absolute right to require Tenant to have all or any portion of such items designated by Landlord to remain on the Premises, in which event they shall be and become the property of Landlord upon the termination of this Lease. All such removals and restoration shall be accomplished in a good and workmanlike manner and so as not to cause any damage to the Premises, the Building, the Common Area or the Project whatsoever. Notwithstanding the foregoing, Tenant shall be required to remove only those improvements and fixtures which Landlord has, in Landlord's written consent to such installation, specified are to be removed upon the expiration or termination of this Lease. Further, provided that Tenant is not then in default hereunder, Tenant shall have the right to remove all conveyers, compactors, alarms, metal detectors, security cameras and equipment, racks, removable trade fixtures and phone equipment from the Premises.

     10.3  Liens. Tenant shall promptly pay and discharge all claims for labor
           -----
performed, supplies furnished and services rendered at the request of Tenant and shall keep the Premises free of all mechanics', and materialmen's liens in connection therewith. Tenant shall provide at least ten (10) days prior written notice to Landlord before any labor is performed, supplies furnished or services rendered on or at the Premises and Landlord shall have the right to post on the Premises notices of non-responsibility. If any lien is filed, Tenant shall cause such lien to be released and removed within ten (10) days after the date of filing and if Tenant fails to do so, Landlord may take such action as may be necessary to remove such lien and Tenant shall pay Landlord such amounts expended by Landlord together with interest thereon at the Applicable Interest Rate from the date of expenditure.

     10.4  Standard of Work. All work to be performed by or for Tenant pursuant
           ----------------
hereto shall be performed diligently and in a first class, workmanlike manner, and in compliance with all applicable laws, ordinances, regulations and rules of any public authority having jurisdiction over the Premises and/or Tenant and Landlord's insurance carriers. Landlord shall have the right, but not the obligation, to inspect periodically the work on the Premises and Landlord may require changes in the method or quality of the work.

11.  USE.  The Premises shall be used only for the Permitted Uses set forth in
     ---
the Basic Lease Information and for no other uses without Landlord's prior written approval, which approval Landlord shall not unreasonably withhold provided that the proposed use does not create additional concerns, obligations, liabilities or risks for Landlord. Tenant's use of the Premises shall be in compliance with and subject to all applicable governmental laws, ordinances, statutes, orders and regulations and any CC&Rs (including payments thereunder, if any, which are charged as Operating Expenses) or any supplement thereto rewarded in any official or public records with respect to the Project or any portion thereof. A copy of the CC&Rs currently affecting the Project is attached hereto as Exhibit K. In no event shall the Premises be used for any of
                   ---------
the Prohibited Uses set forth on Exhibit E attached hereto.  Tenant, at Tenant's
                                 ---------
sole cost and expense, shall comply with the rules and regulations attached hereto as Exhibit F, together with such additional rules and regulations as
          ---------
Landlord may from time to time prescribe. Tenant shall not commit waste, overload the floors or structure of the Building, subject the Premises, the Building, the Common Area or the Project to any use which would damage the same or increase the risk of loss or violate any insurance coverage, permit any unreasonable odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants, take any action which would abrogate any warranties, or use or allow the Premises to be used for any unlawful purpose. Tenant shall have the right in common with other tenants of Landlord to use on an unreserved basis the parking facilities of the Project. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Tenant further agrees that Landlord shall not be responsible for enforcing any parking rights in the Project or non-compliance by any other tenant or occupant of the Project with, or Landlord's failure to enforce, any of the rules or regulations or CC&Rs or any other terms or provisions of such tenant's or occupant's lease. Tenant shall promptly comply with the reasonable requirements of any board of fire insurance underwriters or other similar body now or hereafter constituted. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Premises, the Building or the Project.

12.  ENVIRONMENTAL MATTERS.
     ---------------------

     12.1  Hazardous Materials. Tenant shall not cause nor permit, nor allow any
           -------------------
of Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees or subtenants (collectively, 'Tenant's Parties") to cause or permit, any Hazardous Materials to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under or about the Premises, the Building, the Common Area or the Project, except for routine office and janitorial supplies in usual and customary quantities stored, used and disposed of in accordance with all applicable Environmental Laws. As used herein, "Hazardous Materials" any chemical substance, material, controlled substance, object, condition, waste, living organism or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosively, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls (PCBs), refrigerants (including those substances defined in the Environmental Protection Agency's "Refrigerant Recycling Rule," as amended from time to time) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any Environmental Law based upon, directly or indirectly, such properties or effects. As used herein, "Environmental Laws" means any and all federal, state or local environmental, health and/or safety-related laws, regulations, standards, decisions of courts, ordinances, rules, codes, orders, decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant, the Premises, the Building, the Common Area or the Project, Tenant and Tenant's Parties shall comply with all Environmental Laws and promptly notify Landlord of the violation of any Environmental Law or presence of any Hazardous Materials, other than office and janitorial supplies as permitted above, on the Premises. Landlord shall have the right, upon reasonable notice to Tenant, to enter upon and inspect the Premises and to conduct tests, monitoring and investigations provided that the foregoing do not materially interfere with Tenant's normal business operations. If such tests indicate the presence of any environmental condition which occurred during the Term of this Lease, Tenant shall reimburse Landlord for the cost of conducting such tests if, and only if, such condition was caused by Tenant, its contractors, employees, agents or invitees. The phrase "environmental condition" shall mean any adverse condition relating to any Hazardous Materials or the environment, including surface water, groundwater, drinking water supply, land, surface or subsurface strata or the ambient air and includes air, land and water pollutants, noise, vibration, light and odors. In the event of any such environmental condition, Tenant shall promptly take any and all steps necessary to rectify the same to Landlord's reasonable satisfaction or shall at Landlord's election, reimburse Landlord, upon demand, for the cost to Landlord of performing rectifying work. The reimbursement shall be paid to Landlord in advance of Landlord's performing such work, based upon Landlord's reasonable estimate of the cost thereof and upon completion of such work by Landlord, Tenant shall pay to Landlord any shortfall within thirty (30) days after Landlord bills Tenant therefor or Landlord shall within thirty (30) days refund to Tenant any excess deposit, as the case may be. Landlord hereby represents to Tenant that, to its current, actual knowledge, no Hazardous Materials or environmental condition presently exists on the Premises, Building, Common Area or Project in violation of Environmental Laws. For the purposes of this Lease, current, actual knowledge of Landlord shall mean the actual present knowledge of Steve Bryan as of the Effective Date of this Lease, without investigation or inquiry of any kind.

     12.2  INDEMNIFICATION. TENANT SHALL INDEMNIFY, PROTECT, DEFEND (BY COUNSEL
           ---------------
ACCEPTABLE TO LANDLORD) AND HOLD HARMLESS LANDLORD AND ITS PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES, SHAREHOLDERS, LENDERS, AGENTS, CONTRACTORS AND EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS (INDIVIDUALLY AND COLLECTIVELY, "INDEMNITIES") FROM AND AGAINST ANY AND ALL CLAIMS, JUDGMENTS, CAUSES OF ACTION, DAMAGES, PENALTIES, FINES, TAXES, COSTS, LIABILITIES, LOSSES AND EXPENSES ARISING AT ANY TIME DURING OR AFTER THE TERM AS A RESULT (DIRECTLY OR INDIRECTLY) OF OR IN CONNECTION WITH (A) TENANT AND/OR TENANT'S PARTIES' BREACH OF ANY PROHIBITION OR PROVISION OF THE PRECEDING SECTION, OR (B) THE PRESENCE OF HAZARDOUS MATERIALS ON, UNDER OR ABOUT THE PREMISES, OR OTHER PROPERTY AS A RESULT (DIRECTLY OR INDIRECTLY) OF TENANT-S AND/OR TENANT'S PARTIES' ACTIVITIES, OR FAILURE TO ACT, IN CONNECTION WITH THE PREMISES. THIS INDEMNITY SHALL INCLUDE THE COST OF ANY REQUIRED OR NECESSARY REPAIR, CLEANUP OR DETOXIFICATION, AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, MONITORING OR OTHER REQUIRED PLANS, WHETHER SUCH ACTION IS REQUIRED OR NECESSARY PRIOR TO OR FOLLOWING THE TERMINATION OF THIS LEASE. NEITHER THE WRITTEN CONSENT BY LANDLORD TO THE PRESENCE OF HAZARDOUS MATERIALS ON, UNDER OR ABOUT THE PREMISES, NOR THE STRICT COMPLIANCE BY TENANT WITH ALL ENVIRONMENTAL LAWS, SHALL EXCUSE TENANT FROM TENANT'S OBLIGATION OF INDEMNIFICATION PURSUANT HERETO. TENANT'S OBLIGATIONS

PURSUANT TO THE FOREGOING INDEMNITY SHALL SURVIVE THE TERMINATION OF THIS LEASE.

13.  DAMAGE AND DESTRUCTION.
     ----------------------

     13.1  Casualty. If the Premises or Building should be damaged or destroyed
           --------
by fire or other casualty, Tenant shall give immediate written notice to Landlord. Within thirty (30) days after receipt from Tenant of such written notice, Landlord shall notify Tenant whether the necessary repairs can reasonably be made: (a) within ninety (90) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Building or Premises which was damaged or destroyed; (b) in more than ninety (90) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Building or Premises which was damaged or destroyed but in less than one hundred thirty-five (135) days after the date on which the casualty causing the damage or destruction occurred; or (c) in more than one hundred thirty-five (135) days after the date on which the casualty causing the damage or destruction occurred.

          13.1.1  Less than 90 Days. If the Premises or Building should be
                  -----------------
damaged only to such extent that rebuilding or repairs can reasonably be completed within ninety (90) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Building or Premises which was damaged or destroyed, this Lease shall not terminate and, provided that insurance proceeds are available to fully repair the damage, Landlord shall repair the Premises, except that Landlord shall not be required to rebuild, repair or replace Tenant's Property which may have been placed in, on or about the Premises by or for the benefit of Tenant. If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (e.g., the number of square feet of
                                          -----
floor area of the Premises that is damaged compared to the total square footage of the floor area of the Premises) from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period the Premises are unfit for occupancy.

          13.1.2  Greater than 90 Days. If the Premises or Building should be
                  --------------------
damaged only to such extent that rebuilding or repairs can reasonably be completed in more than ninety (90) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Building or Premises which was damaged or destroyed but in less than one hundred thirty-five (135) days after the date on which the casualty causing the damage or destruction occurred, then Landlord shall have the option of: (a) terminating the lease effective upon the occurrence of such damage, in which event the Rent shall be abated from the date Tenant vacates the Premises; or (b) electing to repair the Premises, provided insurance proceeds are available to fully repair the damage (except that Landlord shall not be required to rebuild, repair or replace Tenant's Property which may have been placed in, on or about the Premises by or for the benefit of Tenant). If during the final Lease Year of the initial Term of this Lease the Premises or Building should be damaged to such extent that rebuilding or repairs cannot reasonably be completed on or before ninety (90) days after the date on which the casualty causing the damage or destruction occurred, then either Landlord or Tenant may terminate this Lease by giving written notice within ten (10) days after notice from Landlord specifying such time period of repair, and this Lease shall terminate and the Rent shall be abated from the date Tenant vacates the Premises. In the event that neither party elects to terminate this Lease, pursuant to the immediately preceding sentence, Landlord shall promptly commence and diligently prosecute to completion the repairs to the Building or Premises, provided insurance proceeds are available to repair the damage (except that Landlord shall not be required to rebuild, repair or replace Tenant's Property which may have been placed in, on or about the Premises by or for the benefit of Tenant). If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (e.g., the number of square
                                                  -----
feet of floor area of the Premises that is damaged compared to the total square footage of the floor area of the Premises) from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period the Premises are unfit for occupancy. In the event that Landlord should fail to substantially complete such repairs within one hundred thirty-five (135) days after the date on which the casualty causing the damage or destruction occurred, (such period to be extended for delays caused by Tenant or because of any items of Force Majeure, as hereinafter defined) and Tenant has not re-occupied the Premises, Tenant shall have the right, as Tenant's exclusive remedy, within ten (10) days after the expiration of such one hundred thirty-five (135) day period, to terminate this Lease by delivering written notice to Landlord as Tenant's exclusive remedy, whereupon all rights hereunder shall cease and terminate thirty (30) days after Landlord's receipt of such notice.

          13.1.3  Greater than 135 Days. If the Premises or Building should be
                  ---------------------
so damaged that rebuilding or repairs cannot be completed within one hundred thirty-five (135) days after the date on which the casualty causing the damage or destruction occurred, either Landlord or Tenant may terminate this Lease by giving written notice within ten (10) days after notice from Landlord specifying such time period of repair, and this Lease shall terminate and the Rent shall be abated from the date Tenant vacates the Premises In the event that neither party elects to terminate this Lease, Landlord shall promptly commence and diligently prosecute to completion the repairs to the Building or Premises, provided insurance proceeds are available to repair the damage (except that Landlord shall not be required to rebuild, repair or replace Tenant's Property which may have been placed in, on or about the Premises by or for the benefit of Tenant). If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (e.g., the number of square feet of floor area of the Premises that is
         -----
damaged compared to the total square footage of the floor area of the Premises), from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period that the Premises are unfit for occupancy.

     13.2 Tenant's Fault. If the Premises or any portion of the Building is
          --------------
damaged resulting from the negligence or breach of this Lease by Tenant or any of Tenant's Parties, Rent shall not be reduced during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair caused thereby to the extent such cost is not covered by insurance proceeds from policies of insurance required to be maintained pursuant to the provisions of this Lease.

     13.3 Uninsured Casualty. Tenant shall be responsible for and shall pay to
          ------------------
Landlord any deductible amount payable under the property insurance for the Building; provided, however, Tenant's liability for the cost of any deductible or self-insured retention solely relating to property insurance (and not any other insurance required under this Lease) shall not exceed Twelve Thousand Five Hundred Dollars ($12,500) per occurrence during the initial Term of this Lease. In the event that the Premises or any portion of the Building is damaged to the extent Tenant is unable to use the Premises and such damage is not covered by insurance proceeds received by Landlord or in the event that the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right at Landlord's option either (i) to repair such damage as soon as reasonably possible at Landlord's expense, or (ii) to give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to terminate this Lease as of the date of the occurrence of such damage. In the event Landlord elects to terminate this Lease, Tenant shall have the right within ten (10) days after receipt of such notice to give written notice to Landlord of Tenant's intention to pay the cost of repair of such damage, in which event; following the securitization of Tenant's funding commitment in a form acceptable to Landlord, this Tease shall continue in full force and effect Landlord shall make such repairs as soon as reasonably possible and Tenant shall reimburse Landlord for such repairs within fifteen (15) days after receipt of an invoice from Landlord. If Tenant does not give such notice within the ten (10) day period, this Lease shall terminate automatically as of the date of the occurrence of the damage.

     13.4 Waiver. With respect to any damage or destruction which Landlord is
          ------
obligated to repair or may elect to repair, Tenant waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law except as specifically set forth in this Lease.

     13.5 Force Majeure. "Force Majeure," as used in this Section 13 only and
          -------------
shall not apply elsewhere unless otherwise specified, means delays resulting from causes beyond the reasonable control of Landlord or Tenant, including. without limitation. any delay caused by any action, inaction, order, ruling, moratorium, regulation, statute, condition or other decision of any private party or governmental agency having jurisdiction over any portion of the Project, over the construction anticipated to occur thereon or over any uses thereof or by delays in inspections or in issuing approvals by private parties or permits by governmental agencies, or by fire, flood, inclement weather, strikes, lockouts or other labor or industrial disturbance (whether or not on the part of agents or employees of Landlord engaged in the construction of the Premises), civil disturbance, order of any government, court or regulatory body claiming jurisdiction or otherwise, act of public enemy, war, riot, sabotage, blockage, embargo, failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority, discovery of hazardous or toxic materials, earthquake, or other natural disaster, delays caused by any dispute resolution process, or any cause whatsoever beyond the reasonable control (excluding financial inability) of the party whose performance is required, or any of its contractors or other representatives, whether or not similar to any of the causes hereinabove stated. Force Majeure shall not, however, excuse nonpayment of Rent.

14.  EMINENT DOMAIN.
     --------------

     14.1  Total Condemnation.  If all of the Premises is condemned by eminent
           ------------------
domain, inversely condemned or sold under threat of condemnation for any public or quasi-public use or purpose ("Condemned"), this Lease shall terminate as of the earlier of the date the condemning authority takes title to or possession of the Premises, and Rent shall be adjusted to the date of termination.

     14.2  Partial Condemnation. If any portion of the Premises or the Building
           --------------------
is Condemned and such partial condemnation materially impairs Tenant's ability to use the Premises for Tenant's business as reasonably and mutually determined by Landlord and Tenant, Landlord shall have the option of either (i) relocating Tenant to comparable space within the Project or (ii) terminating this Lease as of the earlier of the date title vests in the condemning authority or as of the date an order of immediate possession is issued and Rent shall be adjusted to the date of termination. If such partial condemnation does not materially impair Tenant's ability to use the Premises for the business of Tenant, Landlord shall promptly restore the Premises to the extent of any condemnation proceeds recovered by Landlord, excluding the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting Rent shall be adjusted as reasonably determined by Landlord.

     14.3  Award. If the Premises are wholly or partially Condemned, Landlord
           -----
shall be entitled to the entire award paid for such condemnation, and Tenant waives any claim to any part of the award from Landlord or the condemning authority, provided however, Tenant shall have the right to recover from the condemning authority; such compensation as may be separately awarded to Tenant in connection with costs in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment to a new location. No condemnation of any kind shall be construed to constitute an actual or constructive eviction of Tenant or a breach of any express or implied covenant of quiet enjoyment.

     14.4  Temporary Condemnation.  In the event of a temporary condemnation not
           ----------------------
extending beyond the Term, this Lease shall remain in effect, Tenant shall continue to pay Rent and Tenant shall receive any award made for such condemnation except damages to any of Landlord's property. If a temporary condemnation is for a period which extends beyond the Term, this Lease shall terminate as of the date of initial occupancy by the condemning authority and any such award shall be distributed in accordance with the preceding Paragraph. If a temporary condemnation remains in effect at the expiration or earlier termination of this Lease, Tenant shall pay Landlord the reasonable cost of performing any obligations required of Tenant with respect to the surrender of the Premises.

15.  DEFAULT.
     -------

     15.1  Events of Default. The occurrence of any of the following events
           -----------------
shall, at Landlord's option, constitute an "Event of Default":

          15.1.1 Failure to pay Rent on the date when due and the failure continuing for a period of ten (10) days after Tenant's receipt of written notice from Landlord that such payment is due;

          15.1.2 Failure to perform Tenant's covenants and obligations hereunder (except default in the Payment of Rent) where such failure continues for a period of thirty (30) days after written notice from Landlord;

provided, however, if the nature of the default is such that more than thirty
(30) days are reasonably required for its cure, Tenant shall not be deemed to be in default if Tenant commences the cure within the thirty (30) day period and diligently and continuously prosecutes such cure to completion;

          15.1.3 The making of a general assignment by Tenant for the benefit of creditors; the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing, the appointment of a receiver or other custodian to take possession of substantially all of Tenant's assets or this leasehold; Tenant's insolvency or inability to pay Tenant's debts or failure generally to pay Tenant's debts when due; any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant's assets; Tenant taking any action toward the dissolution or winding up of Tenant's affairs; the cessation or suspension of Tenant's use of the Premises; or the attachment execution or other judicial seizure of substantially all of Tenant's assets or this leasehold;

          15.1.4 The making of any material misrepresentation or omission by Tenant or any successor in interest of Tenant in any materials delivered by or on behalf of Tenant to Landlord or Landlord's lender pursuant to this Lease; or

          15.1.5  The occurrence of an Event of Default set forth in Section
15.1.3 or 15.1.4 with respect to any guarantor of this Lease, if applicable.

          15.1.6 The occurrence of an Event of Default as otherwise designated as an Event of Default in the Lease.

     15.2 Remedies.
          --------

          (a) Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by Law, take any of the following actions:

               (1) Terminate this Lease by giving Tenant written notice thereof in which event Tenant shall pay to Landlord the sum of (A) all rent accrued hereunder through the date of termination and, (B) all other amounts which may be recovered by Landlord under Texas law, and (C) an amount equal to (i) the total rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the rate of interest set forth for 26-week U.S. governmental bills sold at a discount from face value in units of $10,000 to $l,000,000 as published on the date this Lean is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates" under the heading "Treasury Bills" (or, if no such rate is published, the "Discount Rate" as published on such date under the "Money Rates" listing), minus (ii) the then present fair rental value of the Premises for such period, similarly discounted; or

               (2) Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (A) all rent and other amounts accrued hereunder to the date of termination of possession, (B) all amounts due from time to time under Paragraph 15.2(b), and (C) all rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall use reasonable efforts to relet the Premises on such term and conditions as Landlord in its sole discretion, may determine (including a term different than the Term, rental concessions and alterations to, and improvement of the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building or the Project. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for a reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired

Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Paragraph 15.2(a)(2). If Landlord elects to proceed under this Paragraph 15.2(a)(2), it may at any time elect to terminate this Lease under Paragraph 15.2(a)(I).

Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant. Landlord acknowledges that a substantial portion of the personal property to be located on the Premises by Tenant will be owned by third parties, including without limitation, Sears Roebuck & Co. and its affiliated entities. Landlord agrees to permit such third parties to remove their respective personal property from the Premises at reasonable times and subject to reasonable conditions to be imposed by Landlord.

          (b) Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering remodeling, or otherwise patting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of its rights, remedies, and recourses. Landlord's acceptance of rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. Landlord's receipt of rent with knowledge of any default by Tenant hereunder shall not be a waiver of such default, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless set forth in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term or violation of any other term. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to (A) keep in place and use or (B) remove and store, at Tenant's expense, all of the furniture, fixtures, equipment and other property in the Premises, including that which is owned by or leased to Tenant at all times before any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord may relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (a "Claimant") who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of the instrument. Landlord may, at its option and without prejudice to or waiver of any rights it may have, (i) escort Tenant to the Premises to retrieve any personal belongings of Tenant and/or its employees not covered by the Landlord's statutory lien or the security interest described in Paragraph 18. 10 or (ii) obtain a list from Tenant of the personal property of Tenant and/or its employees that is not covered by the Landlord's statutory lien or the security interest described in Paragraph 18.10, and make such property available to Tenant and/or Tenant's employees; however, Tenant first shall pay in cash all costs and estimated expenses to be incurred in connection with the removal of such property and making it available. The rights of Landlord herein stated are in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant agrees that the rights herein granted Landlord are commercially reasonable.

     16.  ASSIGNMENT AND SUBLETTING. Tenant shall not assign, sublet or
          -------------------------
otherwise transfer, whether voluntarily or involuntarily or by operation of law, the Premises or any part thereof without Landlord's prior written approval which shall not be unreasonably withheld; provided, however, Tenant agrees it shall be reasonable for Landlord to disapprove of a requested sublease or assignment, if the sublessee or assignee does not have a tangible net worth (as determined in accordance with generally accepted accounting principles consistently applied) equal to or greater than that of Tenant as of the date of the lease as shown in the financial information provided to Landlord. The merger of Tenant with any other entity or the transfer of any controlling or managing ownership or beneficial interest in Tenant, or the assignment of a substantial portion of the assets of Tenant, whether or not located at the Premises, shall constitute an assignment hereunder (without any notice). If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice thereof with copies of all related documents and agreements associated with the assignment or sublease, including without limitation, the financial statements of any proposed assignee or subtenant, forty-five (45) days prior to the anticipated effective date of the assignment or sublease. Tenant shall pay to Landlord the sum of Two Hundred Fifty Dollars ($250.00) for reasonable attorneys' fees and administrative expenses incurred in the review of such documentation for each proposed transfer. Landlord shall have a period of fifteen (15) days following receipt of such notice and all related documents and agreements to notify Tenant in writing of Landlord's approval or disapproval of the proposed assignment or sublease. If Landlord fails to notify Tenant in writing of such election, Landlord shall be deemed to have disapproved such assignment or subletting. This Lease may not be assigned by operation of law. Any purported assignment or subletting contrary to the provisions hereof shall be void and shall constitute an Event of Default hereunder. If Tenant receives rent or other consideration for any such transfer in excess of the Rent, or in case of the sublease of a portion of the Premises, in excess of such Rent that is fairly allocable to such portion, after appropriate adjustments to assume that all other payments required hereunder are appropriately taken into account, Tenant shall pay Landlord fifty percent (50%) of the difference between each such payment of rent or other consideration and the Rent required hereunder. Landlord may, without waiving any rights or remedies, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved and apportion any excess rent so collected in accordance with the terms of the preceding sentence. Such acceptance of Rent shall in no event be deemed to imply that Landlord is approving a subtenant or assignee which Landlord has not approved in writing pursuant to the requirements of this
Section 16. Tenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment or subletting had been made. Landlord's consent to any assignment or subletting shall not waive the requirement that Landlord must consent to all subsequent assignments and sublettings. Landlord may consent to subsequent assignments or subletting of this lease or amendments or modifications to the Lease by assignees of Tenant without notifying Tenant or any successor of Tenant and without obtaining their consent. No permitted transfer shall be effective until there has been delivered to Landlord a counterpart of the transfer instrument in which the transferee agrees to be and remain jointly and severally liable with Tenant for the payment of Rent pertaining to the Premises and for the performance of all the terms and provisions of this Lease relating thereto arising on or after the date of the transfer.

17.  ESTOPPEL, ATTORNMENT AND SUBORDINATION.
     --------------------------------------

     17.1  Estoppel. Within ten (10) days after written request by Landlord,
           --------
Tenant shall deliver an estoppel certificate duly executed (and acknowledged if required by any lender), in the form attached hereto as Exhibit G, or in such
                                                        ---------
other form as may be acceptable to the lender, which form may include some or all of the provisions contained in Exhibit G, to any proposed mortgagee,
                                   ---------
purchaser or Landlord. Tenant's failure to deliver said statement in such time period shall be an Event of Default hereunder and shall be conclusive upon Tenant that (a) this Lease is in full force and effect without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against Rent hereunder, and (c) no more than one month's Base Rent has been paid in advance. If any financier should require that this Lease be amended (other than in the description of the Premises, the Term, the Permitted Use, the Rent or as will substantially, materially and adversely affect the rights of Tenant), Landlord shall give written notice thereof to Tenant, which notice shall be accompanied by a Lease supplement embodying such amendments. Tenant shall within ten (10) days after the receipt of Landlord's notice, execute and deliver to Landlord the tendered Lease supplement.

     17.2  Subordination. This Lease shall be subject and subordinate to all
           -------------
ground leases and the lien of all mortgages and deeds of trust which now or hereafter affect the Premises or the Project or Landlord's interest therein and all amendments thereto, all without the necessity of Tenant's executing further instruments to effect such subordination. If required, Tenant shall execute and deliver to Landlord within ten (10) days after Landlord's request whatever documentation that may reasonably be required to further effect the provisions of this paragraph including a Subordination, Nondisturbance and Attornment Agreement in the form attached hereto as Exhibit H or in such other form as may
                                         ---------
be acceptable to the lender, which form may include some or all of the provisions contained in Exhibit H. Notwithstanding the subordination provided
                        ---------
herein, any Landlord's lender or ground lessor may subordinate its lien or lease to this Lease at such person's election.

     17.3  Attornment.  In the event of a foreclosure proceeding, the exercise
           -----------
of the power of sale under any mortgage or deed of trust or the termination of a ground lease, Tenant shall, if requested, attorn to the purchaser thereupon and recognize such purchaser as Landlord under this Lease; provided, however, Tenant's obligation to attorn to such purchaser shall be conditioned upon Tenant's receipt of a non-disturbance agreement.

18.  MISCELLANEOUS.
     --------------

     18.1      General.
               --------

               18.1.1   Entire Agreement.  This Lease sets forth all the
                        -----------------
agreements between Landlord and Tenant concerning the Premises; and there are no agreements either oral or written other than as set forth herein.

               18.1.2   Time of Essence.  Time is of the essence of this Lease.
                        ----------------

               18.1.3   Attorneys' Fees. In any action or proceeding which
                        ----------------
either party brings against the other to enforce its rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party, including reasonable attorneys' fees, which amounts shall be a part of the judgment in said action or proceedings.

               18.1.4   Severability.  If an provision of this Lease or the
                        -------------
application of any such provision shall be held by a court of competent jurisdiction to be invalid, void or unenforceable to any extent, the remaining provisions of this Lease and the application thereof shall remain in full force and effect and shall not be affected, impaired or invalidated.

               18.1.5   Law.  This Lease shall be construed and enforced in
                        ----
accordance with the laws of the state in which the Premises are located.

               18.1.6   No Option.  Submission of this Lease to Tenant for
                        ----------
examination or negotiation does not constitute an option to lease, offer to lease or a reservation of, or option for, the Premises; and this document shall become effective and binding only upon the execution and delivery hereof by Landlord and Tenant.

               18.1.7   Successors and Assigns.  This Lease shall be binding
                        -----------------------
upon and inure to the benefit of the successors and assigns of Landlord and, subject to compliance with the terms of Section 16, Tenant.

               18.1.8   Third Party Beneficiaries. Nothing herein is intended to
                        --------------------------
create any third party benefit.

               18.1.9   Memorandum of Lease.  Tenant shall not record this Lease
                        --------------------
or a short form memorandum hereof without Landlord's prior written consent which Landlord can withhold in its sole discretion.

               18.1.10  Agency, Partnership or Joint Venture. Nothing contained
                        -------------------------------------
herein nor any acts of the parties hereto shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or joint venture by the parties hereto or any relationship other than the relationship of landlord and tenant.

               18.1.11  Merger.  The voluntary or other surrender of this Lease
                        -------
by Tenant or a mutual cancellation thereof or a termination by Landlord shall not work a merger and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

               18.1.12  Headings.  Section headings have been inserted solely as
                        ---------
a matter of convenience and are not intended to define or limit the scope of any of the provisions contained therein.

               18.1.13  Auctions.  Tenant shall not conduct, nor permit to be
                        ---------
conducted, any auction upon the Premises without Landlord's prior written consent. Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

               18.1.14  Consents.  Except as otherwise provided elsewhere in
                        ---------
this Lease, Landlord's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Tenant for any Landlord consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Tenant upon receipt of an invoice and supporting documentation therefor. Landlord's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Event of Default or breach by Tenant of this Lease exists, nor shall such consent be deemed a waiver of any then existing Event of Default or breach, except as may be otherwise specifically stated in writing by Landlord at the time of such consent. Except as otherwise set forth herein, the failure to specify herein any particular condition to Landlord's consent shall not preclude the imposition by Landlord at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

               18.1.15  Guarantor.
                        ---------

                        18.1.15.1  Execution.  Guarantor shall execute the
                                   ----------
Guaranty of Lease attached hereto as Exhibit J.
                                     ---------

                        18.1.15.2  Default.  It shall constitute an Event of
                                   --------
Default of the Tenant if Guarantor fails or refuses, upon request to provide:
(a) evidence of the execution and continued enforceability of the guaranty, including the authority of the party signing on Guarantor's behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty,
(b) current financial statements, (c) an estoppel certificate, or (d) written confirmation that the guaranty is still in effect as a valid binding obligation.

               18.1.16  Security Measures.  Tenant hereby acknowledges that
                        ------------------
Landlord shall have no obligation to provide a guard service or other security measures whatsoever. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties.

     18.2      Signs.   All signs and graphics of every kind visible in or from
               ------
public view or corridors, the Common Areas or the exterior of the Premises shall be subject to Landlord's prior written approval and shall be subject to any applicable governmental laws, ordinances, and regulations and in compliance with Landlord's signage program. Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Premises; and Tenant shall repair any injury or defacement, including without limitation, discoloration caused by such installation or removal.

     18.3      Waiver.  No waiver of any default or breach hereunder shall be
               -------
implied from any omission to take action on account thereof, notwithstanding any custom and practice or course of dealing. No waiver by either party of any provision under this Lease shall be effective unless in writing and signed by such party. No waiver shall affect any default other than the default specified in the waiver and then such waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant shall not be construed as a waiver of any subsequent breach of the same.

     18.4      Financial Statements.  Tenant shall provide to any lender,
               ---------------------
purchaser or Landlord, within ten (10) days after request, a current accurate, certified financial statement (or if a current statement is not yet available, the Tenant and Tenant's business for each of the three (3) years prior to the current financial statement year prepared under generally accepted accounting principles consistently applied. Tenant shall also provide within said 10-day period such other certified financial information or tax returns as may be reasonably required by Landlord, purchaser or any lender of either.

     18.5      LIMITATION OF LIABILITY.  THE OBLIGATIONS OF LANDLORD UNDER THIS
               ------------------------
LEASE ARE NOT PERSONAL OBLIGATIONS OF THE INDIVIDUAL PARTNERS, DIRECTORS, OFFICERS, SHAREHOLDERS, AGENTS OR EMPLOYEES OF LANDLORD; AND TENANT SHALL

LOOK SOLELY TO THE BUILDING FOR SATISFACTION OF ANY LIABILITY OF LANDLORD AND SHALL NOT LOOK TO OTHER ASSETS OF THE LANDLORD NOR SEEK RECOURSE AGAINST THE ASSETS OF THE INDIVIDUAL PARTNERS, DIRECTORS, OFFICERS, SHAREHOLDERS, AGENTS OR EMPLOYEES OF LANDLORD. WHENEVER LANDLORD TRANSFERS ITS INTEREST, LANDLORD SHALL BE AUTOMATICALLY RELEASED FROM FURTHER PERFORMANCE UNDER THIS LEASE AND FROM ALL FURTHER LIABILITIES AND EXPENSES HEREUNDER AND THE TRANSFEREE OF LANDLORD'S INTEREST SHALL ASSUME ALL LIABILITIES AND OBLIGATIONS OF LANDLORD HEREUNDER FROM THE DATE OF SUCH TRANSFER. TENANT HEREBY WAIVES ITS STATUTORY LIEN UNDER SECTION
91.004 OF THE TEXAS PROPERTY CODE.

     18.6      Notices.  All notices to be given hereunder shall be in writing
               --------
and mailed postage prepaid by certified or registered mail, return receipt requested, or delivered by personal or courier delivery, or sent by facsimile (immediately followed by one of the preceding methods), to Landlord's Address and Tenant's Address, or to such other place as Landlord or Tenant may designate in a written notice given to the other party. Notices shall be deemed served upon the earlier of receipt or three (3) days after the date of mailing.

     18.7      Brokerage Commission.  Landlord shall pay a brokerage commission
               ---------------------
to Landlord's Broker and Tenant's Broker specified in the Basic Lease Information in accordance with separate agreements between Landlord and each such broker. Landlord shall have no further or separate obligation for payment of any commissions or fees to any other broker or finder. Tenant warrants to Landlord that Tenant's sole contract with Landlord or with the Premises in connection with this transaction has been directly with Landlord, Landlord's Broker and Tenant's Broker specified in the Basic Lease Information, and that no other broker or finder can properly claim a right to a commission or a finder's fee based upon contacts between the claimant and Tenant. Subject to the foregoing, Tenant agrees to indemnify and hold Landlord harmless from any claims or liability, including reasonable attorneys' fees, in connection with a claim by any person for a real estate broker's commission, finder's fee or other compensation based upon any statement, representation or agreement of Tenant, and Landlord agrees to indemnify and hold Tenant harmless from any such claims or liability, including reasonable attorneys' fees, based upon any statement, representation or agreement of Landlord.

     18.8      Authorization.  Each individual executing this Lease on behalf of
               --------------
Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant and that such execution is binding upon Tenant.

     18.9      Holding Over; Surrender.
               ------------------------

               18.9.1  Holding Over.  If Tenant holds over the Premises or any
                       -------------
part thereof after expiration of the Term, such holding over shall, at Landlord's option, constitute a month-to-month tenancy, at a rent equal to one hundred twenty percent (120%) of the Base Rent in effect immediately prior to such holding over and shall otherwise be on all the other terms and conditions of this Lease. This paragraph shall not be construed as Landlord's permission for Tenant to hold over. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease or extension of the Term except as specifically set forth above. If Tenant fails to surrender the Premises upon expiration or earlier termination of this Lease, Tenant shall indemnify and hold Landlord harmless from and against all loss or liability resulting from or arising out of Tenant's failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after the expiration or earlier termination of this Lease and any related attorneys' fees and brokerage commissions.

               18.9.2  Surrender.  Upon the termination of this Lease or
                       ----------
Tenant's right to possession of the Premises, Tenant will surrender the Premises broom clean, together with all keys, in good condition and repair, reasonable wear and tear excepted. Tenant shall patch and fill all holes within the Premises and all penetrations of the roof shall be resealed in a watertight condition. In no event may Tenant remove from the Premises any mechanical or electrical systems or any wiring or any other aspect of any systems within the Premises. Notwithstanding the foregoing to the contrary, provided that Tenant is not then in default hereunder, Tenant shall have the right to remove all conveyers, compactors, alarms, metal detectors, security cameras and equipment, racks, removable trade fixtures, and phone equipment from the Premises. Conditions existing because of Tenant's failure to perform maintenance, repairs or replacements shall not be deemed "reasonable wear and tear."

     18.10     [Intentionally Deleted.]

     18.11     Joint and Several. If Tenant consists of more than one person,
               ------------------
the obligation of all such persons shall be joint and several.

     18.12     Covenants and Conditions. Each provision to be performed by
               -------------------------
Tenant hereunder shall be deemed to be both a covenant and a condition.

     18.13     Addenda.  The Addenda attached hereto, if any, and identified
               --------
with this Lease are incorporated herein by this reference as if fully set forth herein.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the date set forth above.

"Landlord"                              "Tenant"

CATELLUS DEVELOPMENT CORPORATION,       ASD SYSTEMS,
a Delaware corporation                  a Texas corporation

                                        By: ASD SYSTEMS GP, INC.,
                                            ITS GENERAL PARTNER

By: /s/ Ted A                           By: /s/ Norm Charney
   ---------------------------             ---------------------------

Name: [Signature Illegible]^^           Name: NORM CHARNEY
     -------------------------               -------------------------

Its:  V.P.                              Its:  PRESIDENT
    --------------------------              --------------------------

Date: 11-4-97                           Date: Nov 3, 1997
     -------------------------               -------------------------

                               ADDENDUM TO LEASE
                               -----------------

THIS ADDENDUM TO LEASE ("Addendum") is attached to and constitutes an integral
                         --------
part of that certain Built to Suit Industrial Lease ("Lease") between CATELLUS
                                                      -----
DEVELOPMENT CORPORATION, as Landlord, and ASD SYSTEMS, a Texas limited partnership, as Tenant. The terms of this Addendum shall be incorporated in the Lease for all purposes. In the event of a conflict between the provisions of the Lease and the provisions of this Addendum, this Addendum shall control.

The following new Sections are hereby added to the Lease which state in their entirety as follows:

19.  FREE RENT PERIOD.  Tenant's obligation to pay Base Rent shall be
     -----------------
conditionally abated during months one and two of the Term ("Free Rent Period"). Such abatement shall apply to Base Rent only and shall not apply to any other sums payable under this Lease. The abatement of Base Rent described above is expressly conditioned on Tenant's performance of its obligations under the Lease throughout the Term; and the amount of the abated Base Rent is based in part on the amount of Base Rent due under the Lease for the full Term. If Tenant defaults under the Lease and such default results in a termination of the Lease prior to the expiration of the Term, then Tenant shall pay Landlord on the date of such termination, in addition to all other amounts and damages to which Landlord is entitled, the amount of Base Rent which would otherwise have been due and payable during the Free Rent Period. Tenant shall deliver payment for the third month of the Term to Landlord upon Landlord's execution of this Lease. Notwithstanding the foregoing, the amount payable by Tenant applicable to the Free Rent Period shall be reduced, on a pro rata basis, for each month during the Term for which Tenant has paid Base Rent. For example, if the subject default results in a termination as of the end of the twenty-fourth (24th) month of the Term, then Tenant would only be responsible for paying sixty percent (60%) of the amount of the Base Rent applicable to the Free Rent Period which would otherwise have been due and payable.

20.  OPTION TO EXTEND.
     -----------------

     20.1      Terms of Options.  Provided (i) Tenant is not in material default
               -----------------
or in default of any monetary obligation, after receipt of notice and expiration of applicable cure periods, under the terms of this Lease at the time each renewal option is exercised or at the commencement of the applicable Extension Term (as hereinafter defined), (ii) Tenant is occupying at least ninety percent (90%) of the Premises, including any expansion space, and (iii) Landlord has not given more than three (3) notices of Tenant's default during the Term of this Lease, Tenant shall have two (2) options to renew this Lease for an additional period for five (5) years each (individually, the "First Extension Term" and "Second Extension Term"; and collectively, the "Extension Terms"). The Extension Terms shall be on all the terms and conditions of this Lease, except that Landlord shall have no additional obligation for free rent, leasehold improvements or for any other tenant inducements for the Extension Terms and, effective as of the first day of each Extension Term, the Base Rent is effect immediately before each such extension period shall be increase (but not
                                                                 -------
decreased) to an amount equal to the Fair Market Rental rate (as hereinafter
---------
defined) for each such Extension Term. There shall be no additional extension terms beyond the Extension Terms set forth herein. Tenant must exercise its options to extend this Lease by giving Landlord written notice of its election to do so no later than one hundred eighty (180) days nor earlier than three hundred sixty (360) days prior to the end of the initial Term, or the First Extension Term, as applicable. Any notice not given in a timely manner shall be void, and Tenant shall be deemed to have waived its extension rights. The Extension Option set forth herein are personal to Tenant and shall not be included in any assignment of this Lease.

     20.2      Determination of Base Rent during Each Extension Term.
               ------------------------------------------------------

               20.2.1  Agreement on Base Rent.  Landlord and Tenant shall have
                       -----------------------
thirty (30) days after Landlord receives the exercise notice in which to agree on the determination of the fair market rental rate for the Base Rent for the first thirty (30) months of the applicable Extension Term. Notwithstanding anything in this Section 20 to the contrary, in no event shall the Base Rent for the applicable extension Term be less than the Base Rent in effect immediately prior to the applicable Extension Term.

                                   ADDENDUM
                                   --------

          20.2.2  Appraisal.  If Landlord and Tenant are unable to agree upon
                  ----------
the fair market rental rate for Base Rent for the applicable Extension Term within such thirty (30) day period, then within fifteen (15) days after the expiration of the thirty (30) day period, each party, by giving notice to the other party, shall appoint a real estate appraiser who is a current member of the American Institute of Real Estate Appraisers, with at least five (5) years of experience appraising building space comparable to the Premises in the city and county where the Premises is located to determine the fair market rent. "Fair Market Rent" shall mean the monthly amount per rentable square foot in the Premises that a willing, non-equity new tenant would pay and a willing landlord would accept at arm's length for space in a comparable building or buildings, with comparable tenant improvements, in a comparable location, giving appropriate consideration to then-current monthly rental rates per rentable square foot, the presence or absence of rent escalation clauses such as operating expense and tax pass-throughs, length of lease term, size and location of premises being leased and other generally applicable terms and conditions of tenancy for a similar building or buildings but shall not exceed one hundred twenty-five percent (125%) of the Base Rent then payable hereunder. If the two
(2) appraisers are unable to agree on the Fair Market Rent for the applicable Extension Term within twenty (20) days, they shall select a third appraiser meeting the qualifications stated in this Section within five (5) days after the last day the two (2) appraisers are given to set the Fair Market Rent for the applicable Extension Term. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. Within twenty (20) days after the selection of the third appraiser, a majority of the appraisers shall set the Fair Market Rent for the applicable Extension Term. If a majority of the appraisers is unable to set the Fair Market Rent within the twenty (20) day period, the two (2) closest appraisals shall be added together and their total divided by (2). The resulting quotient shall be the Fair Market Rent for the applicable Extension Term. Each party shall be responsible for the costs, charges and fees of the appraiser appointed by that party plus one-half of the cost of the third appraiser. Notwithstanding anything to the contrary in the foregoing, the Fair Market Rent shall never be less than the Base Rent in effect immediately prior to the applicable Extension Term.

     20.3  Amendment of Lease.  Immediately after the Base Rent is determined
           -------------------
pursuant to this Section 20, Landlord and Tenant shall execute an amendment to this Lease stating the new Base Rent in effect for the applicable Extension Term.

                                   ADDENDUM
                                   --------

[DIAGRAM OF PROPERTY APPEARS HERE]

                                   EXHIBIT A

                             PROPERTY DESCRIPTION

BEING all of Lot 1, Block 1 of Gateway East Business Park No. 3, an addition to the City of Garland as recorded in Volume 96162, Page 0293, Map Records, Dallas County, Texas and being part of the A.G. Collins Survey, Abstract No. 329, Dallas County, Texas, also being part of that certain tract of land conveyed to Santa Fe Land Improvement Company, subsequently renamed Catellus Development Corporation, by deed recorded in Volume 69098, Page 0075, Deed Records, Dallas County, Texas, and being more particularly described as follows:

BEGINNING at a capped iron rod found for corner at the southeast corner of Block 1, Lot 1, GATEWAY EAST BUSINESS PARK - PHASE I, according to the plat thereof recorded in Volume 90213, Page 1768, Deed Records, Dallas County, Texas, and lying in the north line of Grader Street (60' R.O.W.);

THENCE N0012'48"E departing the said north line of Grader Street and along the east line of said Block 1, Lot 1, a distance of 673.74 feet to a capped iron rod found for corner at the northeast corner of said Block 1, Lot 1;

THENCE S89 51'37"E a distance of 705.28 feet to a 5/8" iron rod found for corner;

THENCE S0012'48"W passing the northwest corner of that certain 1.977 acre tract of land conveyed to the City of Garland by Special Warranty Deed recorded in Volume 93046, Page 1412, Deed Records, Dallas County, Texas, continuing along the west line of said 1.977 acre tract, a distance of 673.74 feet to a 5/8" iron rod set for corner at the southwest corner of said 1.977 acre tract in the aforementioned north line of Grader Street:

THENCE N89'51'37"W along the said north line of Grader Street, a distance of
705.28 feet to the POINT OF BEGINNING and containing 475,174 square feet or
10.9085 acres of land, more or less.

                                  EXHIBIT A-1

                                   EXHIBIT B
                                   ---------

                                  WORK LETTER
                                  -----------

THIS WORK LETTER ("Work Letter") is entered into as of this 31 day of October, 1997, by and between CATELLUS DEVELOPMENT CORPORATION, a Delaware corporation ("Landlord"), and ASD SYSTEMS, a Texas limited partnership ("Tenant").

                               R E C I T A L S :
                               - - - - - - - -

A. Landlord and Tenant have entered into that certain Multi-Tenant Industrial Triple Net Lease (the "Lease") dated as of the date hereof, covering certain premises (the "Premises") more particularly described in the Lease. This Work Letter is attached to the Lease as Exhibit B. The Lease is hereby incorporated into this Work Letter by this reference. Capitalized terms not defined in this Work Letter shall have the meanings given to such terms in the Lease.

B. In consideration of the mutual covenants contained in the Lease and this Work Letter, Landlord and Tenant hereby agree as follows:

                              A G R E E M E N T :
                              - - - - - - - - -

          1.  Definitions.  As used in this Work Letter, the term "Shell" shall
              ------------
mean the tilt up warehouse industrial building containing approximately 226,411 square feet of floor area (the "Building") of which the Premises is a part, excluding the Tenant Improvements (as hereinafter defined). As used in this Work Letter and in the Lease, the term "Tenant Improvements" shall mean those improvements set forth on the "Final Tenant Plans" (defined in Section 5(b) of this Work Letter). The construction and installation of the Tenant Improvements is sometimes referred to herein as the "Work".

          2.  Completion of Tenant Improvements.  Subject to the terms of the
              ----------------------------------
Lease and this Work Letter and any "Tenant Delay" or "Force Majeure Delay" as provided herein, Landlord shall use its commercially reasonable and diligent efforts to cause the "Contractor" defined in Section 7 of this Work Letter) to complete the construction and installation of the Tenant Improvements in accordance with the terms of this Work Letter.

          3.  Designation of Representatives.  With respect to the planning,
              -------------------------------
design and construction of the Tenant Improvements, Landlord hereby designates Steve Bryan as "Landlord's Representative" and Tenant hereby designates Norman Charney as "Tenant's Representative". Tenant hereby confirms that Tenant's Representative has full authority to act on behalf of and to bind Tenant with respect to all matters pertaining to the planning, design and construction of the Tenant Improvements. Landlord hereby confirms that Landlord's Representative has limited authority to act on behalf of Landlord with respect to matters pertaining to the planning, design and construction of the Tenant Improvements. Either party may change its designated representative upon five (5) days prior written notice to the other party.

          4.  Architect.  RGA Architects ("Architect") shall as the architect
              ----------
with respect to the design of the Tenant Improvements. Landlord shall enter into a contract with Architect for such services (the "Architect Contract"). The parties acknowledge and agree that the Architect Contract entered into with Architect will obligate Architect to issue to both Landlord and Tenant an architect's certificate ("Architect's Certificate") upon Substantial Completion (as hereinafter defined) of the Tenant Improvements certifying the Substantial Completion of the Tenant Improvements in accordance with the Final Tenant Plans (as hereinafter defined). Completion of the Tenant Improvements in accordance with the Final tenant Plans (as hereinafter defined). Landlord reserves the right to retain a development consultant to assist Landlord in performing its obligations

                                   EXHIBIT B
                                   ---------
under this Work Letter and under the Lease. All costs associated with any such developer shall be included within the cost of the work.

          5.   Improvement Plans.
               ------------------

               (a)  Preliminary Plans.  Attached hereto are the following
                    ------------------
preliminary plans and base building specifications for the Shell and the Tenant Improvements (collectively, the "Preliminary Plans"), which have been reviewed and approved by Landlord and Tenant: (i) Schedule 1 is the space plans for the
                                         ----------
Tenant Improvements prepared by Architect and dated October ___, 1997; and (ii)
Schedule 2 is the "Base Building Specifications" for the Shell and the Tenant
----------
Improvements.

               (b)  Final Tenant Plans.  Within two (2) business days following
                    -------------------
the Effective Date of the Lease, Landlord shall deliver to Tenant the final plans and specifications for the Tenant Improvements ("Final Tenant Plans") which shall be consistent with the Preliminary Plans. Included in the Final Tenant Plans will be the civil, architectural and structural plans for the Tenant Improvements. Tenant shall have two (2) business days following its receipt of the Final Tenant Plans within which to approve or disapprove in writing the Final Tenant Plans. If Tenant fails to give Landlord written notice approving or disapproving the Final Tenant Plans within such two (2) business day period, Tenant shall be deemed to have approved the Final Tenant Plans. In the event Tenant disapproves the Final Tenant Plans within such two (2) business day period, Landlord and Tenant shall mutually agree on revisions to the Final Tenant Plans within five (5) business days from Landlord's receipt of Tenant's notice disapproving the Final Tenant Plans. Tenant's failure to cooperate with Landlord, provide necessary information to Landlord or to resolve any outstanding issues within such five (5) business day period shall be a "Tenant Delay" (as defined in Section 12 below). When the Final Tenant Plans have been approved or deemed approved by Tenant and Landlord, Architect shall submit the Final Tenant Plans to the appropriate governmental agency for plan checking and the issuance of a building permit for the Tenant Improvements. Architect shall make any and all changes to the Final Tenant Plans required by any applicable governmental entity to obtain a building permit for the Tenant Improvements.

               c.  No Representations.  Notwithstanding anything to the contrary
                   -------------------
contained in the Lease or herein, Landlord's participation in the preparation of the Preliminary Plans, the Final Tenant Plans and the construction of the Tenant Improvements shall not constitute any representation or warranty, express or implied, that the Tenant Improvements, if built in accordance with the Preliminary Plans and/or the Final Tenant Plans, will be suitable for Tenant's intended purpose. Tenant acknowledges and agrees that the Tenant Improvements are intended for use by Tenant and the specifications and design requirements for such Tenant Improvements are not within the special knowledge or experience of Landlord. Landlord's sole obligation shall be to arrange the construction of the Tenant Improvements in accordance with the requirements of the Final Tenant Plans; and any additional costs or expense required for the modification thereof to more adequately meet Tenant's use, whether during or after Landlord's construction thereof, shall be borne entirely by Tenant except as otherwise provided in this Work Letter. Notwithstading the foregoing, Landlord agrees to assign to Tenant the benefit of all construction warranties pertaining to the Tenant Improvements to the extent that they do not relate to structural or other portions of the Tenant Improvements that Landlord is required to maintain and repair under the Lease.

          6.  Change Orders.  After the parties approve the Final Tenant Plans
              --------------
and a building permit for the Tenant Improvements is issued, any further changes to the Final Tenant Plans and/or the Preliminary Plans shall require the prior written approve of Tenant and Landlord (not to be unreasonably withheld or delayed), provided that Landlord shall not need the consent or approval of Tenant for changes to the Base Building Specifications that do not affect the Tenant Improvements and/or the Premises or materially alter the character of the Building. If Tenant desires any changes in the Final Tenant Plans or the Preliminary Plans relative to the Tenant Improvements which is reasonable and practical (which shall be conclusively determined by Architect), such changes may only be requested by the delivery to Landlord by Tenant of a proposed written "Change Order" specifically setting forth the requested change. Landlord shall have five (5) business days from the receipt of the proposed Change Order to provide Tenant with Architect's disapproval of the proposed change stating the reason(s) for such disapproval, or if Architect approves the proposed change, the following items: (i) a summary of any increase in the cost caused by such change (the "Change Order Cost"), (ii) a statement of the

                                   EXHIBIT B
                                   ---------
number of days of any delay caused by such proposed change (the "Change Order Delay"), and (iii) a statement of the cost of the Change Order Delay (the "Change Order Delay Expense"), which Change Order Delay Expense shall be the product of the number of days of delay multiplied by the estimated daily Base Rent rate. Tenant shall then have three (3) business days to approve the Change Order Cost, the Change Order Delay and the Change Order Delay Expense. If Tenant approves these items, Landlord shall promptly execute the Change Order and cause the appropriate changes to the Final Tenant Plans to be made. If Tenant fails to respond to Landlord within said three (3) business day period, the Change Order Cost, the Change Order Delay and the Change Order Delay Expense shall be deemed disapproved by Tenant and Landlord shall have no further obligation to perform any Work set forth in the proposed Change Order. The Change Order Cost shall include all costs associated with the Change Order, including, without limitation, architectural fees, engineering fees and construction costs, as conclusively determined by Architect and the Contractor (defined in Section 7), respectively, together with a seven percent (7%) fee of these costs as reimbursement for the expense of administration and coordination of such Change Order by Landlord's Representative. The Change Order Delay shall include all delays caused by the Change Order, including, without limitation, all design and construction delays, as conclusively determined by Architect and the Contractor (defined in Section 7), respectively. Tenant shall pay to Landlord in advance all Change Order Costs associated with Tenant requested changes to Preliminary Plans or the Final Tenant Plans.

          7.   Selection of Contractor.  Landlord shall select a qualified
               ------------------------
contractor to act as general contractor for the Tenant Improvements. The selected contractor shall be referred to herein as the "Contractor."

          8.   Construction Contract.  Landlord shall enter into a construction
               ----------------------
contract with the Contractor on a form reasonably acceptable to Landlord ("Construction Contract") for the construction and installation of the Tenant Improvements in accordance with the Final Tenant Plans.

          9.   Payment for Cost of the Tenant Improvements.  Landlord shall pay
               --------------------------------------------
for all costs of designing and constructing the Tenant Improvements, except as provided in Section 6 above.

          10.  Financing of Construction of Tenant Improvements.  Landlord may
               -------------------------------------------------
elect to finance the construction of the Tenant Improvements with the proceeds of a loan ("Project Loan") from a third party lender ("Lender") at the then prevailing market rate and market terms for similar projects. The documents securing or given in connection with the Project Loan, if any, are herein collectively called "Loan Documents." Any Project Loan may be secured by the lien of a deed of trust encumbering the Land and Tenant Improvements. Tenant agrees to execute and/or provide all documents reasonably required by any Lender in connection with any Project Loan, including, without limitation, estoppel certificates, subordination agreements (subject to a commercially reasonable non-disturbance agreement), consents to the assignment of this Agreement, written confirmation of the satisfaction of closing conditions, and evidence of the due execution, validity and enforceability of this Agreement.

          11.  Substantial Completion; Target Completion Date.  The parties
               -----------------------------------------------
estimate that Substantial Completion (as defined in Section 2.1 of the Lease) will be achieved on or before January 1, 1998 (the "Target Completion Date"). Landlord agrees to use its commercially reasonable efforts to cause the Tenant Improvements to be substantially completed on or before the Target Completion Date. If there is any delay in the Substantial Completion of the Tenant Improvements beyond the Target Completion Date and such delay results from a Tenant Delay, then the Commencement Date shall be accelerated by the number of days of delay caused by the Tenant Delay(s).

          12.  Tenant Delays; Force Majeure Delays.  As used herein "Tenant
               -------------------------------------
Delays" means any delay in the completion of the Tenant Improvements resulting from any or all of the following: (1) Tenant's failure to timely perform any of its obligations pursuant to this Work Letter, including Tenant's Architect's failure to process timely the building permit for the Tenant Improvements and any failure to complete, on or before the due date therefor, any action item which is Tenant's responsibility pursuant to this Work Letter, including Tenant's failure to grant approvals within the time frames described herein; (2) Tenant's requested modifications to the Preliminary Plans or any Tenant-initiated Change Orders; (3) Tenant's request for materials, finishes, or installations which are not readily available, (4) any delay in any way whatsoever arising from Tenant's right to conduct "Inspections" under Section 13 below, (5) Change Order Delays, or (6) any other act or failure to act by

                                  EXHIBIT B
                                   ---------

Tenant, Tenant's Representative, Tenant's Architect, Tenant's employees, agents, independent contractors, consultants and/or any other person performing or required to perform services on behalf of Tenant, including interference with Landlord, or its contractors, during Tenant's early entry under Section 2.3 of the Lease. "Force Majeure Delays" as used herein means delays resulting from causes beyond the reasonable control of Landlord or the Contractor, including, without limitation, any delay caused by any action, inaction, order, ruling, moratorium, regulation, statute, condition or other decision of any private party or governmental agency having jurisdiction over any portion of the projects, over the construction of the Tenant Improvements or over any uses thereof, or by delays in inspections or in issuing approvals by private parties or permits by governmental agencies, or by fire, flood, inclement weather, strikes, lockouts or other labor or industrial disturbance (whether or not on the part of agents or employees of either party hereto engaged in the construction of the Tenant Improvements), civil disturbance, order of any government, court or regulatory body claiming jurisdiction or otherwise, act of public enemy, war, riot, sabotage, blockage, embargo, failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority, discovery of hazardous or toxic materials, earthquake, or other natural disaster, delays caused by any dispute resolution process, or any cause whatsoever beyond the reasonable control (excluding financial inability) of the party whose performance is required, or any of its contractors or other representatives, whether or not similar to any of the causes hereinabove stated.

          13.  Tenant's Inspection Rights.  Landlord shall schedule and attend
               ---------------------------
monthly progress meetings, walk-throughs and any other meetings with the Landlord's Architect, the Contractor and Tenant to discuss the progress of the construction of the Tenant Improvements ("Meetings'"). Landlord shall give Tenant at least twenty-four (24) hours prior notice (written or telephonic) of all such Meetings. Tenant shall designate in writing the person or persons appointed by Tenant to attend the Meetings and such designated party shall be entitled to be present at and to participate in the discussions during all Meetings; but Landlord may conduct the Meetings even if Tenant's appointees are not present. In addition to the foregoing and to Tenant's early entry rights as provided in Section 2.3 of the Lease, Tenant or its agents shall have the right at any and all reasonable times to conduct inspections, tests, surveys and reports of work in progress "Inspections" for the purpose of reviewing whether the Tenant Improvements are being constructed in accordance with the Final Tenant Plans, as amended by any approved Change Orders or other agreed upon changes. Tenant agrees to protect, hold harmless and indemnify Landlord from all claims, demands, costs and liabilities (including reasonable attorneys' fees) arising from Tenant's or Tenant's agents entry onto the Land for the purpose of conducting Inspections.

          14.  Walk-Through and Punch List.  Upon Substantial Completion of the
               ----------------------------
Tenant Improvements, Tenant, Landlord, the Tenant's Architect and the Landlord's Architect shall jointly conduct a walk-through of the Tenant Improvements and shall jointly prepare a punch list ("Punch List") of items needing additional work ("Punch List Items"); provided, however, the Punch List shall be limited to items which are required by the Construction Contract the Final Tenant Plans, Change Order and any other changes agreed to by the parties.

          15.  Miscellaneous Construction Covenants.
               -------------------------------------

               (a)  Coordination with Lease.  Nothing herein contained shall be
                    ------------------------
construed as (i) constituting Tenant as Landlord's agent for any purpose whatsoever, or (ii) a waiver by Landlord or Tenant of any of the terms or provisions of the Lease. Any default by either party with respect to any portion of this Work Letter, shall be deemed a breach of the Lease for which Landlord and Tenant shall have all the rights and remedies as in the case of a breach of the Lease by the other party.

               (b)  Cooperation.  Landlord and Tenant agree to cooperate with
                    ------------
one another and to cause their respective employees, agents and contractors to cooperate with one another to coordinate any work being performed by Landlord and/or Tenant under this Work Letter, and their respective employees, agents and contractors so as to avoid unnecessary interference and delays with the completion of the Work.

          16.  No Representations.  Landlord does not warrant that the Building
               -------------------
or any component thereof will be free of latent defects or that it will not require maintenance and/or repair within any particular period of time, except as expressly provided herein. Tenant acknowledges and agrees that it shall rely solely on the

                                   EXHIBIT B
                                   ---------
warranty or guaranty, if any, from Landlord's Contractor, Tenant's Architect or other material and/or service providers relative to the proper design and construction of the Tenant Improvements or any component thereof.

          IN WITNESS WHEREOF, this Work Letter is executed as of the date first written above.

"Landlord"                              "Tenant

CATELLUS DEVELOPMENT CORPORATION,       ASD SYSTEMS,
a Delaware corporation                  a Texas limited partnership

                                        BY: ASD SYSTEMS GP, INC
                                            ITS GENERAL PARTNER

By:                                     BY:
   ----------------------------------      -----------------------------

Print Name:                             Print Name:
           --------------------------              ---------------------

Print Title:                             Print Title:
            -------------------------                -------------------

                                   EXHIBIT B
                                   ---------

                                  SCHEDULE 2
                                  ----------

                           ASD SUPPLY, INCORPORATED
                           ------------------------
                        BASE BUILDING SPECIFICATIONS
                                  10/29/97

REQUIRED SQUARE FOOTAGE
-----------------------

 . Approximately 112,881 Square feet (SF) at 30 feet clear height is being proposed under the terms of this proposal.

CLEAR HEIGHT
------------

 . The actual minimum clear height from the first bay in under the lowest portion of the steel structure is 30 feet-0 inches and varies up to 34 feet-0 inches clear at North-South demising wall. Any obstructions including lighting, sprinkler lines, etc. shall be installed above the 30 feet minimum clear height unless otherwise noted.

OFFICE SPACE REQUIREMENTS (Including General Offices, Rest Rooms, Breakroom,
-------------------------
etc.)

 . CDC will provide approximately 12,628 SF of one-level air-conditioned office, of warehouse break and rest room areas.

 . Office requirements are more specifically defined on the following pages describing the Tenant's "Outline of Office Requirements" and the attached floor plan sheets A2.1 and A2.2, dated 10/23/97, as prepared by RGA Architects.

 . Provide separate men's and women's lavatories to accommodate total population. One warehouse break room is provided and currently designed to be 530 SF per the floor plan as shown on Sheet A2.2.

 . Since rest room sizes were provided by Tenant, Landlord has not determined that Tenant's employee population will be adequately accommodated. Landlord believes that based on office layout and potential occupancy that there are sufficient fixtures to meet code requirements.

LOADING DOCK REQUIREMENTS
-------------------------

 . CDC will provide twelve (12) dock door positions (tailgate docks) at 48 inches height complete with edge of dock angle protection and dock bumpers. Six (6) of the dock positions will be constructed to include a Serco Model No. S-600 seal with 20 ounces vinyl covering with alignment strip at bottom of door seal pad (location to be determined by Tenant).

 .  No Drive-in Doors are provided.

                                  SCHEDULE 2
                                  ----------

                           ASD SUPPLY, INCORPORATED
                           ------------------------
                         BASE BUILDING SPECIFICATIONS
                                  (continued)

 .    No Interior Docks are included.

 .    No Special Height Doors are included.


AUTO & TRUCK PARKING
--------------------

 .    Cars:     There is existing parking for 100-125 cars.

HVAC
----

 .    Warehouse area to be heated with gas-fired unit heaters to maintain 55 degrees Fahrenheit inside the warehouse when outside temperature is 20 degrees Fahrenheit.

 .    The existing outside ventilation/smoke exhaust system shall provide a minimum of four (4) air changes per hour. Controls to turn system on and off inside Tenant's lease area will be provided.

 .    Office area to be heated by a gas-fired burner unit/electrically driven rooftop mounted DX air conditioning package units. System shall be designed to maintain 76 degrees Fahrenheit inside, during the summer, when the outside temperature is 102 degrees Fahrenheit and maintain 72 degrees Farenheit inside, during the winter, when the outside temperature is 20 degrees Farenheit.

FIRE SUPPRESSION/SPRINKLER
--------------------------

 .    A 100% coverage ESFR sprinkler system, designed to accommodate Class I through Class IV commodity use group shall be provided, to accommodate all of the Tenant's operations, including racked storage areas (except for in-rack sprinklering required) per the Tenant's rack plan module and elevations and in accordance with the City of Garland Fire Marshall's requirements and applicable local codes.

 .    CDC and Tenant acknowledge that the product shall be stored palletized or in bulk containers, and shall be nonencapsulated.


WAREHOUSE FLOOR REQUIREMENTS
----------------------------

 .    CDC's warehouse floor is 6 inches thick, 4,000 psi compressive strength, steel reinforced (#3's @ 18 inches O.C.E.W.) concrete slab.

 .    CDC has assumed from the overall clear height minimum of 30 feet - 0 inches that the pallets stacked without racking systems shall be stored to a maximum of five (5) pallets in height or about 20 feet-0 inches A.F.F.

                                  SCHEDULE 2
                                  ----------

                           ASD SUPPLY, INCORPORATED
                           ------------------------
                         BASE BUILDING SPECIFICATIONS
                                  (continued)


 .    CDC and Tenant acknowledge that the maximum pallet weight will be 3000 lbs.
     or less per unit.

 .    The building's floor slab finish tolerance was constructed to an overall finish tolerance specification of F\\F\\35/F\\L\\24 (flatness/levelness). The actual measured floor tolerances were an average of F\\F\\60/F\\L\\40.

 .    Fifty percent (50%) of the floor slab shall be caulked with semi-rigid epoxy joint filler (MM-80 or equal) and power scrubbed clean and then shall be coated with one (1) coat of Lapidolith acrylic based floor sealer. Slab joints under rack areas will not be caulked.

 .    Battery charging area of the floor to be coated with a 17 mil epoxy paint system that is acid resistant. The floor color shall be "safety yellow."


STRUCTURAL BAY & COLUMN SPACING
-------------------------------

 .    Note actual column spacing. The building's column spacing is nominally 40 feet X 50 feet spacing in the standard bays of building. The north bay is 33 feet - 6 inches X 50 feet.


ELECTRIC SERVICE/POWER REQUIREMENTS
-----------------------------------

 .    A 600 amp electrical service in the telephone/electrical room to include a
     75 KVA transformer and 200 amp low voltage panel will be provided.

 .    A 480 volt, 100 amp warehouse lighting panel will be located in the warehouse. Panel breakers will be used to turn on 400 watt metal halide Cooper Industries or equal High-Bay lights that will be provided.

 .    A 480 volt, 60 amp disconnect, 45 KVA transformer and 100 amp low voltage panel for warehouse offices and break area will be provided.

 .    Ten (10) 120 volt, 20 amp utility circuits in warehouse will be provided.
     Location to be determined by Tenant.

 .    Two (2) trash compactor circuits, as noted on Schedule 1.

 .    Two (2) conveyor circuits as noted on Schedule 1.

 .    Service entrance switch gear to be located in telephone/electrical room with meter can and disconnect located in main electrical room.

                                  SCHEDULE 2
                                  ----------

                           ASD SUPPLY, INCORPORATED
                           ------------------------
                       BASE BUILDING SPECIFICATIONS
                                (continued)

WAREHOUSE & OFFICE AREA LIGHTING
--------------------------------

 . In general warehouse areas, CDC has included 400 watt, metal halide lighting at 15 foot-candles at 36 inches above finished floor (A.F.F.).

 . All lighting in warehouse area shall be either recessed within the roof joists and/or above 30 feet-0 inches A.F.F.

 . In exterior parking and truck loading areas, a 1 foot-candle average light level is provided at night. Existing lighting at exterior loading areas immediately adjacent to the building currently provided is approximately 7 foot-candles.

 . In office areas: CDC shall provide 70 to 75 foot-candles using 277 or 208 volt fluorescent lighting. Fixtures will be standard commercial 4 lamp fixtures with prismatic lenses.

OTHER REQUIREMENTS
------------------

 . Battery charging stations for two (2) fork lift battery charging units including a 3/4 inch cold water hose bibb and eyewash, as required by code. Epoxy floor coating (please see warehouse flooring specification).

 . A 1 hour fire separation/demising wall(s) separating the lease premises from the balance of the building in conformance with local code. Walls will be fire taped only.

 .  All interior warehouse walls will not be painted.

 . Warehouse floor to be sealed with one coat of Lapidolith acrylic based concrete sealer (please see warehouse flooring specification).

 .  The concrete truck apron extends throughout entire truck court.

 . Air conditioning in office areas will be rooftop mounted with 6 zones/units for comfort.

 . ESFR sprinkler system is designed to accommodate racked storage for Class I to Class IV commodities that will not impact the standard commercial S-1 occupancy.

 . Warehouse outside air and exhaust shall follow the HVAC specifications as described above in the HVAC specifications.

                                  SCHEDULE 2
                                  ----------

                           ASD SUPPLY, INCORPORATED
                           ------------------------
                        BASE BUILDING SPECIFICATIONS
                               (continued)


 .    Building will be delivered in broom clean condition with all systems and components in new and proper working condition including HVAC systems (one year warranty minimum on all parts and labor and a 5 year parts and labor warranty on the compressor unit), sprinkler system, lights, dock equipment, etc.

 .    Protective 6 inches concrete-filled steel pipe bollards shall be provided at fire sprinkler risers and dock doors on the interior side of the warehouse.

 .    Separate metering for the electric and gas utilities will be provided for the proposed tenant's portion of the facility.

 .    All exterior paved areas are less than 6 months old.

ARCHITECTURAL, ENGINEERING & SPACE PLANNING DESIGN COSTS
--------------------------------------------------------

 .    Includes all necessary normal design services required to construct the proposed facility exclusive of special foundations or systems or installation of tenant's equipment added to building shell.

EXCLUSIONS
----------

 .    Battery charging systems installation.

 .    Design nor installation of aisle striping inside building) for warehouse portion of the lease.

 .    Structural System foundation analysis or re-design or installation of equipment for any air conditioning of the warehouse portion of the lease.

 .    Racking or other material handling systems design or installation is specifically excluded for any portion of the lease area. Please note that some structural analysis will be required to assess point loads of fully loaded racks once Tenant's rack design is completed. Any additional costs, if any, incurred as a result of redesign of the racks or modification to the floor slab system once storage weights and exact configurations for placement of product are known, will be at Tenant's expense.

 .    In rack sprinklers are specifically excluded from this proposal.

 .    Any modifications to the existing ESFR sprinkler system to accommodate
     Tenant's Factory Mutual insurance design related coverage of the Tenant's racking or other equipment or operations are specifically excluded from this proposal.

                                  SCHEDULE 2
                                  ----------

                           ASD SUPPLY, INCORPORATED
                           ------------------------
                         BASE BUILDING SPECIFICATIONS
                                  (continued)

 .   Floor drains are specifically excluded from this proposal.


OCCUPANCY
---------

 .   Beneficial occupancy for racking in warehouse areas by December 1, 1997.

 .   Tenant's move-in and rent commencement is January 1, 1998.

                                   EXHIBIT C
                                   ---------

                         COMMENCEMENT DATE MEMORANDUM
                         ----------------------------

     With respect to that certain lease ("Lease") dated ____________, 1997, between ASD SYSTEMS, a __________________ ("Tenant"), and Catellus Development Corporation, a Delaware corporation ("Landlord"), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately ________ rentable square feet of the building located at __________________________ ("Premises"), Tenant hereby acknowledges and certifies to Landlord as follows:

          (1) Landlord delivered possession of the Premises to Tenant in a Substantially completed condition on _____________________ ("Possession Date");

          (2) The Lease commenced on ________________________ ("Commencement Date");

          (3)  The Premises contain __________ square feet of space; and

          (4) Tenant has accepted and is currently in possession of the Premises and the Premises are acceptable for Tenant's use.

     IN WITNESS WHEREOF, this Commencement Date Memorandum is executed this ____ day of ________________.

                                        "Tenant"

                                        ASD SYSTEMS,
                                        a Texas limited partnership


                                        By:____________________________________
                                           Its:________________________________


                                        By:____________________________________
                                           Its:________________________________






                                   EXHIBIT C
                                   ---------
                                    Page 1

                                   EXHIBIT D
                                   ---------

                         FORM OF INSURANCE CERTIFICATE
                         -----------------------------



                                   EXHIBIT D
                                   ---------

---------------------------------------------------------------------------------------------------------------------------------
  ACORD.  CERTIFICATE OF INSURANCE                                                                        DATE (MM/DD/YY)
---------------------------------------------------------------------------------------------------------------------------------
  PRODUCER                                                                  THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION
                                                                             ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE
                                                                             HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR
                                                                             ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.
                                                                         --------------------------------------------------------
                                                                                       COMPANIES AFFORDING COVERAGE
                                                                         --------------------------------------------------------
                                                                            COMPANY
                                                                               A
---------------------------------------------------------------------------------------------------------------------------------
  INSURED                                                                   COMPANY
                                                                               B
                                                                         --------------------------------------------------------
                                                                            COMPANY
                                                                               C
                                                                         --------------------------------------------------------
                                                                            COMPANY
                                                                               D
---------------------------------------------------------------------------------------------------------------------------------
  COVERAGES
    THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY
    PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO
    WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO
    ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES, LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
---------------------------------------------------------------------------------------------------------------------------------
    CO                                                   POLICY EFFECTIVE   POLICY EXPIRATION
   LTR      TYPE OF INSURANCE           POLICY NUMBER     DATE(MM/DD/YY)     DATE(MM/DD/YY)                     LIMITS
---------------------------------------------------------------------------------------------------------------------------------
       GENERAL LIABILITY                                                                       GENERAL AGGREGATE         $
      [_] COMMERCIAL GENERAL LIABILITY                                                        -----------------------------------
                                                                                               PRODUCTS-COMP/OP AGG      $
      [_][__]  CLAIMS MADE [_]  OCCUR                                                         -----------------------------------
      [_] OWNER'S & CONT PROT                                                                  PERSONAL & ADV INJURY     $
      [_]-----------------------------                                                        -----------------------------------
      [_]                                                                                      EACH OCCURRENCE           $
                                                                                              -----------------------------------
                                                                                               FIRE DAMAGE(Any one fire) $
                                                                                              -----------------------------------
                                                                                               MED EXP(Any one person)   $
----------------------------------------------------------------------------------------------------------------------------------
       AUTOMOBILE LIABILITY
      [_] ANY AUTO                                                                             COMBINED SINGLE UNIT      $
      [_] ALL OWNED AUTOS                                                                     -----------------------------------
      [_] SCHEDULED AUTOS                                                                      BODILY INJURY
      [_] HIRED AUTOS                                                                          (Per person)              $
      [_] NON-OWNED AUTOS                                                                     -----------------------------------
      [_]-----------------------------                                                         BODILY INJURY
                                                                                               (Per accident)            $
                                                                                              -----------------------------------
                                                                                               PROPERTY DAMAGE           $
----------------------------------------------------------------------------------------------------------------------------------
       GARAGE LIABILITY                                                                        AUTO ONLY- EA ACCIDENT    $
      [_] ANY AUTO                                                                            -----------------------------------
      [_]-----------------------------                                                         OTHER THAN AUTO ONLY:     $
                                                                                              -----------------------------------
                                                                                                         EACH ACCIDENT   $
                                                                                              -----------------------------------
                                                                                                             AGGREGATE   $
---------------------------------------------------------------------------------------------------------------------------------
       EXCESS LIABILITY                                                                        EACH OCCURRENCE           $
      [_] UMBRELLA FORM                                                                       -----------------------------------
      [_] OTHER THAN UMBRELLA FORM                                                             AGGREGATE                 $
                                                                                              -----------------------------------

---------------------------------------------------------------------------------------------------------------------------------
       WORKERS COMPENSATION AND                                                               [_] STATUTORY LIMITS       $
       EMPLOYERS' LIABILITY                                                                   -----------------------------------
                                                                                               EACH ACCIDENT             $
       THE PROPRIETOR/     [_] INCL                                                           -----------------------------------
       PARTNERS/EXECUTIVE  [_] EXCL                                                            DISEASE - POLICY LIMIT    $
       OFFICERS ARE:                                                                          -----------------------------------
                                                                                               DISEASE - EACH EMPLOYEE   $
---------------------------------------------------------------------------------------------------------------------------------
       OTHER


---------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS


---------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE HOLDER                                              CANCELLATION

                                                                   SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE
                                                                   EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL MAIL _______
                                                                   DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE
                                                                   LEFT.
                                                               ------------------------------------------------------------------
                                                                AUTHORIZED REPRESENTATIVE

                                                            EXHIBIT "D"
ACORD 25-S (3/93)                                           -----------                    (R) ACORD CORPORATION
---------------------------------------------------------------------------------------------------------------------------------

POLICY NUMBER:                                      COMMERCIAL GENERAL LIABILITY


THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.


                     ADDITIONAL INSURED-OWNERS, LESSEES OR
                             CONTRACTORS (Form B)


This endorsement modifies insurance provided under the following:

COMMERCIAL GENERAL LIABILITY COVERAGE PART SCHEDULE

Name of Person or Organization:


(If no entry appears above, information required to complete this endorsement will be shown in the Declarations as applicable to this endorsement.)

WHO IS AN INSURED (Section II) is amended to include as an insured the person or organization shown in the Schedule, but only with respect to liability arising out of your ongoing operations performed for that insured.

                                   EXHIBIT E
                                   ---------

                                PROHIBITED USES
                                ---------------

The following types of operations and activities are expressly prohibited on the
Premises:

     1.   automobile/truck maintenance, repair or fueling;

     2.   battery manufacturing or reclamation;

     3.   ceramics and jewelry manufacturing or finishing;

     4.   chemical (organic or inorganic) storage, use or manufacturing;

     5.   drum recycling;

     6.   dry cleaning;

     7.   electronic components manufacturing;

     8.   electroplating and metal finishing;

     9.   explosives manufacturing use or storage;

     10.  hazardous waste treatment, storage, or disposal;

     11.  leather production, tanning or finishing;

     12.  machinery and tool manufacturing;

     13.  medical equipment manufacturing and hospitals;

     14.  metal shredding, recycling or reclamation;

     15.  metal smelting and refining.

     16.  mining;

     17.  paint, pigment and coating operations;

     18.  petroleum refining;

     19.  plastic and synthetic materials; manufacturing

     20.  solvent reclamation;

     21.  tire and rubber manufacturing;

     22.  above- and/or underground storage tanks; and

     23.  residential use or occupancy.

                                   EXHIBIT E
                                   ---------

                                   EXHIBIT F
                                   ---------

                             RULES AND REGULATIONS
                             ---------------------

1. No automobile, recreational vehicle or any other type of vehicle or equipment shall remain upon the Common Area longer than 24 hours and no vehicle or equipment of any kind shall be dismantled or repaired or serviced on the Common Area. All vehicle parking shall be restricted to areas designated and marked for vehicle parking. The foregoing restrictions shall not be deemed to prevent temporary parking for loading or unloading of vehicles in designated areas.

2. Signs will conform to sign standards and criteria established from time to time by Landlord. No other signs, placards, pictures, advertisements, names or notices shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the building without the written consent of Landlord and Landlord shall have the right to remove any such non-conforming signs, placards, pictures, advertisements, names or notices without notice to and at the expense of Tenant.

3. No antenna, aerial discs, dishes or other such device shall be erected on the roof or exterior walls of the Premises, or on the grounds, without the written consent of the Landlord in each instance. Any device so installed without such written consent shall be subject to removal without notice at any time.

4. No loud speakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of the Landlord.

5. The outside areas immediately adjoining the Premises shall be kept clean and free from dirt and rubbish by the Tenant to the satisfaction of Landlord and Tenant shall not place or permit any obstruction or materials in such areas or permit any work to be performed outside the Premises.

6.   No open storage shall be permitted in the Project.

7. All garbage and refuse shall be placed in containers placed at the location designated for refuse collection, in the manner specified by Landlord.

8. No vending machine or machines of any description shall be installed, maintained or operated upon the Common Area.

9. Tenant shall not disturb, solicit, or canvass any occupant of the building and shall cooperate to prevent same.

10. No noxious or offensive trade or activity shall be carried on upon any units or any part of the Common Area nor shall anything be done thereon which would in any way interfere with the quiet enjoyment of each of the other tenants of the Project or which would increase the rate of insurance or overburden utility facilities from time to time existing in the Project.

11. Landlord reserves the right to make such amendments to these rules and regulations from time to time as are nondiscriminatory and not inconsistent with the Lease.

                                   EXHIBIT F
                                   ---------

                                   EXHIBIT G
                                   ---------

                          TENANT ESTOPPEL CERTIFICATE
                          ---------------------------

To:       Bank of America National Trust and Savings Association ("Bank")
Real Estate Industries Division No. ____________________________
________________________________________________________________
________________________________________________________________
Attn.:__________________________________________________________
Re:       Lease Dated:__________________________________________
Current Landlord:_______________________________________________
Current Tenant:_________________________________________________
Square Feet Approximately:______________________________________
Floor(s):_______________________________________________________
Located at:_____________________________________________________

     ("Tenant") hereby certifies that as of ___________________, 199__:

     1. Tenant is the present owner and holder of the tenant's interest under the lease described above, as it may be amended to date (the "Lease") with ____________________ Landlord (who is called "Borrower" for the purposes of this Certificate). (USE THE NEXT SENTENCE IF THE LANDLORD OR TENANT NAMED IN THE
               ------------------------------------------------------------
LEASE IS A PREDECESSOR TO THE CURRENT LANDLORD OR TENANT.)  [The original
--------------------------------------------------------
landlord under the Lease was _________________, and the original tenant under the Lease was _____________________.] The Lease covers the premises commonly known as _____________________ (the "Premises") in the building (the "Building") at the address set forth above.

               (CHOOSE ONE OF THE FOLLOWING SECTION 2(a)s BELOW)
                -----------------------------------------------

     [2. (a) A true, correct and complete copy of the Lease (including all modifications, amendments, supplements, side letters, addenda and riders of and to it) is attached to this Certificate as Exhibit A.]

     [2   (a)  The attached Exhibit A accurately identifies the Lease and all
                            ---------
modifications, amendments, supplements, side letters, addenda and riders of and to it.]

          (b)  (IF APPLICABLE) [The Lease provides that in addition to the
                -------------
Premises, Tenant has the right to use or rent ________ assigned/unassigned parking spaces near the Building or in the garage portion of the building during the term of the Lease.]

          (c) The term of the Lease commenced on ________________, 199__ and will expire on ___________, 199__ including any presently exercised option or renewal term. (CHOOSE ONE OF THE FOLLOWING TWO SENTENCES) [Tenant has no option
               -----------------------------------------
or right to renew, extend or cancel the Lease, or to lease additional space in the Premises or Budding, or to use any parking (IF APPLICABLE) [other than that
                                                -------------
specified in Section 2(b) above]. [Except as specified in Paragraph(s) ____ of the Lease (copy attached), Tenant has no option or right to renew, extend or cancel the Lease, or to lease additional space in the Premises or Building, or to use any parking (IF APPLICABLE) [other than that specified in Section 2(b) above].]

                  (CHOOSE ONE OF THE FOLLOWING SECTION 2(d)s)
                   -----------------------------------------

          [(d) Tenant has no option or preferential right to purchase all or any part of the Premises (or the land of which the Premises are a part). Tenant has no right or interest with respect to the Premises or the Building other than as Tenant under the Lease.]

                                   EXHIBIT G
                                   ---------

          [(d) Except as specified in Paragraph(s) the Lease (copy attached), Tenant has no option or preferential right to Purchase all or any part of the Premises (or the land of which the Premises are a part). Except for the foregoing, Tenant has no right or interest with respect to the Premises or the Building other than as Tenant under the Lease.]

          (e) The annual minimum rent currently Payable under the Lease is $______________ and such rent has been paid through _________, 199__. (IF
                                                                       --
APPLICABLE)  [The annual percentage rent currently payable under the Lease is at
----------
the rate of _________ such rent has been paid through ________________, 199___.]

          (f)  (IF APPLICABLE)  [Additional rent is payable under the Lease for
                -------------
 (i)operating, maintenance or repair expenses, (ii) property taxes, (iii) consumer price index cost of living adjustments, or (iv) percentage of gross sales adjustments (i.e. adjustments made based on underpayments of percentage rent). Such additional rent has been paid in accordance with Borrower's rendered bills through 199___. The base year amounts for additional rental items are as follows: (1) operating, maintenance or repair expenses $__________, (2) property taxes $____________ and (3) consumer price index _______________ (please indicate base for CPI level)].

          (g) Tenant has made no agreement with Borrower or any agent, representative or employee of Borrower concerning free rent, partial rent rebate of rental payments or any other similar rent concession (IF APPLICABLE) [except
                                                         -------------
as expressly set forth in Paragraph(s) _____ of the Lease (copy attached)].

          (h) Borrower currently holds a security deposit in the amount of $________ which is to be applied by Borrower or returned to Tenant in accordance with Paragraph(s) ____ of the Lease. Tenant acknowledges and agrees that Bank shall have no responsibility or liability for any security deposit, except to the extent that any security deposit shall have been actually received by Bank.

     3. (a) The Lease constitutes the entire agreement between Tenant and Borrower with respect to the Premises, has not been modified changed, altered or amended and is in full force and effect in the form (CHOOSE ONE) [attached
                                                     ----------
as/described in] Exhibit A. There are no other agreements, written or oral which
                 ---------
affect Tenant's occupancy of the Premises.

          (b) All insurance required of Tenant under the law has been provided by Tenant and all premiums have been paid.

          (c) To the best knowledge of Tenant, no party is in default under the Lease. To the best knowledge of Tenant, no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default.

          (d) The interest of Tenant in the Lease has not been assigned or encumbered. Tenant is not entitled to any credit against any rent or other charge or rent concession under the Lease except as set forth in the Lease. No rental payments have been made more than one month in advance.

     4. All contributions required to be paid by Borrower to date for improvements to the Premises have been paid in full and all of Borrower's obligations with respect to tenant improvements have been fully performed. Tenant has accepted the Premises, subject to no conditions other than those set forth in the Lease.

     5. Neither Tenant nor any guarantor of Tenant's obligations under the Lease is the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court for the adjustment of debtor-creditor relationships.

     6. (a) As used here, "Hazardous Substance" means any substance, material or waste (including petroleum and petroleum products) which is designated, classified or regulated as being "toxic" or "hazardous" or a

                                   EXHIBIT G
                                   ---------

"pollutant" or which is similarly designated, classified or regulated, under any federal state or local law, regulation or ordinance.

          (b) Tenant represents and warrants that it has not used, generated, released, discharged, stored or disposed of any Hazardous Substances on, under, in or about the Building or the land on which the Building is located (IF
                                                                       --
APPLICABLE) [, other than Hazardous Substances used in the ordinary and
----------
commercially reasonable course of Tenant's business in compliance with all applicable laws). (IF APPLICABLE) [Except for such commercially reasonable use
                   -------------
by Tenant,] Tenant has no actual knowledge that any Hazardous Substance is present, or has been used, generated, released, discharged, stored or disposed of by any party, on, under, in or about such Building or land.

     7.   Tenant hereby acknowledges that Borrower (CHOOSE ONE) [intends to
                                                    ----------
encumber/has encumbered] the property containing the Premises with a Deed of Trust in favor of Bank. Tenant acknowledges the right of Borrower, Bank and any and all of Borrower's present and future lenders to rely upon the statements and representations of Tenant contained in this Certificate and further acknowledges that any loan secured by any such Deed of Trust or further deeds of trust will be made and entered into m material reliance on this Certificate.

     8. Tenant hereby agrees to furnish Bank with such other and further estoppel as Bank may reasonably request.


                                              ____________________________

                                              By:_________________________

                                              Name:_______________________

                                              Title:______________________

                                   EXHIBIT G
                                   ---------

                                   EXHIBIT H
                                   ---------


RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:


___________________________________
___________________________________
___________________________________
Attention:_________________________

================================================================================
                                                 (Space Above For Recorders Use)

                         SUBORDINATION, NONDISTURBANCE
                           AND ATTORNMENT AGREEMENT
                           ------------------------

          This SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT ("Agreement"), dated as of _______________________, 19___, executed by _________
("Tenant"), and CATELLUS DEVELOPMENT CORPORATION, a Delaware corporation ("Landlord"), in favor of ______________________, a national banking association, as Agent ("Lender"), is entered into with reference to the following facts:

          A. Tenant is presently leasing certain premises (the "Premises") comprising a portion of the real property (the "Property") described in Exhibit
                                                                        -------
A. attached hereto and incorporated herein by this reference, pursuant to a
-
lease (as modified from time to time, the "Lease") dated _____________________, 19___, between Tenant and Landlord.

          B. Lender, has made or agreed to make a loan or loans to Landlord (the "Loan") and, in connection therewith, Landlord has executed a deed of trust (as modified from time to time, the "Deed of Trust") and an assignment of leases (the "Assignment of Leases"), assigning to Lender Landlord's interests in the Property, including Landlord's interests as landlord under the Lease.

          IN CONSIDERATION OF THE FOREGOING, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant and Landlord hereby agree as follows.


                              A G R E E M E N T:
                              - - - - - - - - -

     1. Certifications by Tenant, Tenant hereby certifies to Lender as follows:

          1.1 The Lease is in full force and effect, Tenant is presently occupying the Premises pursuant thereto, and Tenant has not transferred its interests in the Lease or agreed to do so.

          1.2 A true and complete copy of the Lease, together with all amendments, supplements and other modifications thereto (oral or written), has been delivered to Lender by Tenant prior to the execution of this Agreement, ________________ is attached hereto as Exhibit B.
                                       ---------

          1.3 No rent or other amount has been prepaid under the Lease, except as follows (if none, state "None"):

                                   EXHIBIT H
                                   ---------
                                    Page 1

_______________________________________________________________________________
_______________________________________________________________________________

          1.4 No deposit of any nature has been made in connection with the Lease (other than deposits the nature and amount of which are expressly described in the Lease), except as follows (if none, state "None"):

_______________________________________________________________________________
_______________________________________________________________________________

          1.5 Tenant is currently paying base rent under the Lease in the amount of $________ per month. Tenant's estimated share of common area charges, insurance, real estate taxes and administrative and overhead charges is currently being paid at the rate of $_________ per month. Tenant has paid a total of $___________ of percentage rent for the 12-month period ending _________________, 19__.

          1.6 The Lease is the only agreement between Landlord and Tenant with respect to the Premises, and Tenant claims no rights with respect to the Premises or the Property other than those set forth in the Lease, except as follows (if none, state "None").

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

          1.7 To the best of Tenant's knowledge, there are no existing defenses or offsets against amounts due or to become due to Landlord under the Lease, and there are no existing uncured defaults by Landlord under the Lease, nor has any event occurred which, with the passage of time or the giving of notice or both, would constitute such a default, except as follows (if none, state "None"):

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

          1.8 Landlord has performed all of its obligations to Tenant with respect to the construction of improvements; Landlord has offered no free rent period, building allowance or similar concession(s) to induce Tenant to enter into the "Lease" except as set forth in the Lease; and Landlord has no other obligations to Tenant in connection with the Lease, matured or not yet matured, except as set forth in the Lease.

          1.9 To the best of Tenant's knowledge, no circumstance presently exists, and no event has occurred, that would prevent the Lease from becoming effective or would entitle Tenant to terminate the Lease.

     2.   Consent to Assignment. Tenant understands that Landlord has assigned
          ---------------------
or will assign the Lease to Lender in connection with the Loan, and Tenant hereby consents to such assignment. Tenant is not aware of any prior assignment of the Lease by Landlord, except as follows (if none, state "None"):

_______________________________________________________________________________
_______________________________________________________________________________

     3.   No Modification of Lease; Lender Consents.  Tenant shall not, without
          -----------------------------------------
Lender's prior written consent, (a) amend, supplement, terminate (except to the extent permitted under Section 4, below) or otherwise modify the Lease; or (b) accept (and/or act in reliance on) the release, relinquishment or waiver by Landlord of any right with respect to the Lease. Any such termination modification, acceptance or other action taken without such prior consent shall, at Lender's option, be void. Without limiting the generality of the foregoing,
(i) any

                                   EXHIBIT H
                                   ---------
assignment or subletting by Tenant (or by any assignee or subtenant) which requires Landlord's consent shall also require Lender's consent, which consent shall not be unreasonably withheld and shall at Lender's option, be void if such consent is not obtained, and (ii) any alteration to the Premises which requires Landlord's consent shall also require Lender's consent, which consent shall not be unreasonably withheld. Tenant shall not pay any rent or other amount due to Landlord under the Lease more than 10 days in advance of the due date.

     4.   Lender Cure Rights.  Tenant shall not exercise any termination
          ------------------
remedy upon a default by Landlord with respect to the Lease unless Tenant has first given Lender written notice of such default (at the address shown below or any other address hereafter supplied to Tenant by Lender) and such default is not cured within 30 days thereafter; provided that, if such default is nonmonetary, is curable by Lender, and (a) is of such a nature that it cannot reasonably be cured within 30 days or (b) the cure thereof by Lender requires Lender to have possession of the Property, then in either such event Tenant shall not exercise any termination remedy so long as Lender is diligently taking all steps required for Lender to mm the default (including pursuit of possession of the Property, to the extent required).

ADDRESS FOR NOTICES TO LENDER.

          BANK OF AMERICA N.T.&S.A.
          Agency Management Services #5596
          1455 Market Street, 13th Floor
          San Francisco, California 94103
          Attention: Donald Moses, Vice President

with a copy to:

          Bank of America N.T.&S.A.
          SF National Accounts #9105
          50 California Street, 11th Floor
          San Francisco, California 94111
          Attention: Janice Sears, Vice President

     5.   Payments to Lender.  Tenant shall make all payments under the Lease to
          ------------------
Lender upon receiving a direction to pay from Lender, and shall comply with any such direction to pay without determining whether any default exists with respect to the Loan.

     6.   Agreements by Landlord.  Landlord hereby agrees as follows:
          ----------------------
          6.1 Tenant shall have no liability to Landlord for any amount otherwise owing to Landlord under the Lease in the event that (a) Tenant receives a written demand from Lender to pay such amount to Lender and (b) Tenant thereafter pays such amount to Lender.

          6.2 Tenant shall be entitled to assume that any such demand by Lender is valid and shall be under no obligation, and shall have no right, to inquire as to its validity, nor shall any claim by Landlord that such demand is invalid affect Tenant's right and obligation to pay all amounts demanded to Lender and thereupon be discharged of Tenant's obligation to pay such amounts to Landlord.

     7.   Subordination.  All of Tenant's rights and interests with respect to
          -------------
the Premises and the Property under the Lease and all related documents (including, without limitation, any options to purchase and rights of first offer and first refusal) are and shall remain subject and subordinate to Lender's rights and interests in the Property under the Deed of Trust, the Assignment of Leases and all related loan and security documents, and to all amendments, supplements and other modifications now or hereafter executed with respect thereto, including without limitation modifications that substantially increase the obligations to Lender to which Tenant's interests are subordinated. Without limiting the generality of the foregoing, the provisions of the above-described loan and

                                   EXHIBIT H
                                   ---------
security documents shall prevail over any inconsistent provisions of the Lease relating to the disposition of insurance and condemnation awards.

     8.   Nondisturbance and Attornment. In the event of any judicial or
          -----------------------------
nonjudicial foreclosure of the Deed of Trust or transfer by deed in lieu thereof, the Lease shall not terminate, nor shall Tenant's rights thereunder be disturbed, except in accordance with the terms of the Lease or any amendment or other applicable agreement executed by Tenant with respect thereto; provided, however, that the transferee of Landlord's interests pursuant to such foreclosure or other transfer shall not be (a) liable for any act or omission of any prior landlord under the Lease (including, without limitation, the breach of any representation or warranty made by any prior landlord unless such breach is caused by such transferee), (b) obligated to cure any default of any prior landlord under the Lease (other than nonmonetary default that remain uncured at the time of foreclosure) 1 (c) subject to any offsets or defenses which Tenant is entitled to assert against any prior landlord under the Lease, (d) bound by any payment of any amount owing under the Lease to any prior landlord which was made more than 10 days prior to the date due, (e) bound by any amendment or other modification to the lease which was made subsequent to the date of this Agreement without the prior written consent of Lender (which shall not be unreasonably withheld) and which could adversely affect the Landlord's interests, or (f) liable for the return to Tenant of any security or other deposit paid by Tenant to any prior landlord under the Lease except to the extent that such transferee actually receives such deposit. Tenant shall attorn to and accept any such transferee as the landlord under the Lease for the unexpired balance of the Lease term, and shall execute any document reasonably requested by such transferee to evidence such attornment.

     9.   Further Assurances.  Each party hereto shall execute, acknowledge and
          ------------------
deliver to each other party all documents, and shall take all actions, reasonably required by such other party from time to time to confirm or effect the matters set forth herein, or otherwise to carry out the purposes of this Agreement.

     10.  Reference and Arbitration.
          -------------------------

          10.1  Mandatory Arbitration.  Any controversy or claim between or
                ---------------------
among the parties that arises from or relates to this Agreement (including any controversy or claim based on or arising from an alleged tort) shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U S.
Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the AAA. The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is abitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuant of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

          10.2  Real Property Collateral. Notwithstanding the provisions of
                ------------------------
Section 10. 1, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation that is secured by real property collateral.

          10.3  Provisional Remedies, Self-Help and Foreclosure. No provision of
                -----------------------------------------------
this Section 10 shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies (including provisional remedies such as claim and delivery and ancillary remedies such as the issuance of temporary restraining orders and preliminary injunctions pending submission of any action or cause of action to judicial reference or arbitration as otherwise required hereunder) from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of any party to resort to arbitration or reference.

     11.  Attorneys' Fees.  In the event that any litigation, reference or
          ---------------
arbitration shall be commenced concerning this Agreement, the party prevailing in such proceeding shall be entitled to recover, in addition to such

                                   EXHIBIT H
                                   ---------
other relief as may be granted, its reasonable costs and expenses, including, without limitation, reasonable attorneys, fees and costs (including the allocated costs for in-house counsel), whether or not taxable, as awarded by a court of competent jurisdiction, referee or arbitrator.

     12.  Reliance by Lender. Tenant understands that Lender will rely upon this
          ------------------
Agreement in making the Loan and/or in entering into certain agreements and/or granting certain consents in connection therewith. Notice of acceptance of this Agreement by Lender is waived.

     13.  Miscellaneous. This Agreement shall bind, and shall inure to the
          -------------
benefit of, the successors and assigns of the parties. This document may be executed in counterparts with the same force and effect as if the parties had executed one instrument, and each such counterpart shall constitute an original hereof. This Agreement shall be governed by the laws of the State of Texas.

     IN WITNESS WHEREOF, Tenant and Landlord have caused this Agreement to be duly executed as of the date first written above.

                                        "Tenant"

                                        ______________________________________
                                        a ____________________________________


                                        By:___________________________________

                                           Name:______________________________

                                           Its:_______________________________

                                        Date:_________________________________


                                        "Landlord"


Landlord consents to, and agrees        CATELLUS DEVELOPMENT CORPORATION,
to be bound by, the provisions          a Delaware corporation
of Sections 4 through 13,
inclusive, of the foregoing
Agreement.

                                        By:___________________________________

                                          Name:_______________________________

                                          Its:________________________________

                                        Date:_________________________________

                                   EXHIBIT H
                                   ---------

                                   EXHIBIT A
                                   ---------

                            DESCRIPTION OF PROPERTY
                            -----------------------

                                   EXHIBIT H
                                   ---------

                                   EXHIBIT I
                                   ---------

                            WAIVER OF RIGHTS UNDER
            THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT
            -------------------------------------------------------

     Landlord and Tenant waive their rights under the Deceptive Trade Practices-Consumer Protection Act, Section 17.41 et seq,. Business & Commerce Code, a law
                                       --------
that gives consumers special rights and protections. Each, after consultation with an attorney of its selection, voluntarily consents to this waiver.

     Landlord:                CATELLUS DEVELOPMENT CORPORATION,
                              a Delaware corporation


                              By:______________________________
                                 Name:_________________________
                                 Its:__________________________


     Tenant:                  ASD SYSTEMS,
                              a Texas limited partnership


                              By:______________________________
                                 Name:_________________________
                                 Its:__________________________


     Tenant Counsel:          ARTER & HADDEN


                              By:______________________________
                                 Name:_________________________
                                 Its:__________________________



                                   EXHIBIT I
                                   ---------

                                   EXHIBIT J

                               GUARANTY OF LEASE
                               -----------------

          THIS GUARANTY OF LEASE ("Guaranty) is made as of this __ of October, 1997, by NORMAN CHARNEY ("Guarantor") in favor of CATELLUS DEVELOPMENT CORPORATION, a Delaware corporation ("Landlord") in connection with that certain Multi-Tenant Industrial Triple Lease (the "Lease") of substantially even date herewith pursuant to which Landlord is to lease to ASD SYSTEMS, a Texas limited partnership ("Tenant") those certain premises generally referred to as a portion of that certain industrial warehouse building located in the City of Garland, State of Texas, which premises consist of approximately 112,881 rentable square feet of such building, as more particularly described in the Lease (the "Premises").

          A. As a condition to Landlord's entering into the Lease, Landlord requires Guarantor to guarantee the full performance of the obligations of Tenant accruing under the Lease.

          B. Guarantor has agreed to provide this Guaranty to induce Landlord to enter into the Lease with Tenant.

          NOW, THEREFORE, in consideration of the execution of the Lease by Landlord, and other good and valuation consideration, the receipt of which is hereby acknowledged, Guarantor hereby agrees that:

          1. Guarantor unconditionally, absolutely and to the same extent as if Guarantor had signed the Lease as tenant, assumes all liabilities, obligations and duties of Tenant accruing under the Lease, and guarantees to Landlord and Landlord's successors and assigns the full prompt and complete performance of each and all of the terms, covenants, conditions and provisions of the Lease to be kept and performed by Tenant or Tenant's successors or assigns, including the payment of all rental and other charges to accrue thereunder and all damages that may arise as a consequence of the nonperformance thereof, provided that Guarantor's obligations to Landlord under this Guaranty shall not exceed the Guaranty Amount (as defined below) plus any obligations of Guarantor arising under Section 6 below. Initially, the Guaranty Amount shall be the sum of Five Hundred Thousand Dollars ($500,000). On the first anniversary of the Commencement Date (as defined in the Lease) and on each anniversary of the Commencement Date thereafter, the Guaranty Amount shall be reduced by the sum of One Hundred Thousand Dollars ($100,000) provided that on each respective anniversary of the Commencement Date there exists no Event of Default (as defined in the Lease) which is continuing. In the event there is an Event of Default on any anniversary of the Commencement Date (regardless of whether or not Landlord has provided Tenant with notice of such default), the Guaranty Amount shall not be reduced and shall remain the amount in effect for the prior Lease Year (as defined in the Lease).

          All amounts received by Landlord from any party (other than Guarantor) in payment of any amounts due under the Lease shall be applied first, to amounts due under the Lease which are not guaranteed pursuant to the terms hereof and then to amounts due under the Lease which are guaranteed pursuant to the terms hereof. In addition, if Landlord receives anything of value other than cash in payment of any amounts due under the Lease, then such value shall be applied in the order of priority set forth in the sentence immediately above.

          2. The liability of Guarantor under this Guaranty shall be unconditional and primary, and in relation to any right of action which shall accrue to Landlord under the Lease, Landlord may, at its option, proceed from time to time solely against Guarantor or jointly against Guarantor and any other person or entity without regard to Tenant's ability to perform and without first commencing any action, exhausting any remedy, obtaining any judgment or proceeding in any way against Tenant or any other person or entity; and suit may be brought and maintained against Guarantor by Landlord to enforce any liability, duty or obligation guaranteed hereby without joinder of Tenant or any other person or entity.

                                   EXHIBIT J
                                   ---------

          3. This Guaranty shall continue during the entire term of the Lease and any renewals or extensions thereof and thereafter until Tenant ad Tenant's successors or assigns have fully discharged all of their obligations there under, and this Guaranty shall not be diminished by any payment of rent or performance of the terms, covenants or conditions of Tenant by Guarantor until all of Tenant's obligations under the Lease have been fully discharged.

          4. Until all the covenants and conditions in the Lease to be performed and observed by Tenant or Tenant's successors or assigns are fully performed and observed, Guarantor: (a) shall have no right of subrogation or any other right to enforce any remedy against Tenant or Tenant's successors or assigns by reason of any payment or performance thereunder by Guarantor, and (b) subordinates any liability or indebtedness of Tenant or Tenant's successors or assigns now or hereafter held by Guarantor to all obligations of Tenant or Tenant's successors or assigns to Landlord under the Lease.

          5. Guarantor agrees that Guarantor's obligations under the terms of this Guaranty shall not be released, diminished, impaired, reduced or affected by any limitation of liability or recourse under the Lease or by the occurrence of any one or more of the following events: (a) the taking or accepting of any other security or guaranty in connection with the Lease; (b) any release, surrender, exchange, subordination, or loss of any security at any time existing or purported or believed to exist in connection with the Lease; (c) the death. insolvency, bankruptcy, disability, dissolution, termination, receivership, reorganization or lack of corporate, partnership or other power of Tenant, Guarantor, or any party at any time liable for payment or performance pursuant to the Lease, whether now existing or hereafter occurring; (d) any assignment or subletting by Tenant or Tenant's successors or assigns whether or not permitted pursuant to the terms of the Lease or otherwise approved by Landlord; (e) amendment of the Lease or any renewal, extension, modification or rearrangement of the terms of payment or performance pursuant to the Lease either with or without notice to or consent of Guarantor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Landlord to Tenant, Guarantor or any other party at any time liable for payment or performance pursuant to the Lease; (f) any neglect delay, omission, failure, or refusal of Landlord to take or prosecute any action for the collection or enforcement of the Lease or to foreclose or take or prosecute any action to foreclose upon any security therefor or to take or prosecute any action in connection with the Lease; (g) any failure of Landlord to notify Guarantor of any renewal extension, rearrangement , modification, assignment of the Lease or subletting of the Premises or any part thereof, or of the release of or change in any security or of any other action taken or refrained from being taken by Landlord against Tenant or of any new agreement between Landlord and Tenant, it being understood that Landlord shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Lease; (h) the unenforceability of all or any part of the law against Tenant, it being agreed that Guarantor shall remain liable hereon regardless of whether Tenant or any other person be found not liable on the Lease, or any part thereof, for any reason; or (i) any payment by Tenant to Landlord being held to constitute a preference under the bankruptcy laws or for any other reason Landlord being required to refund such payment or pay the amount thereof to someone else.

          6. In the event suit or action is brought upon or in connection with the enforcement of this Guaranty, Guarantor shall pay reasonable attorneys' fees and all other expenses and court costs incurred by Landlord in connection therewith.

          7. This Guaranty shall be binding upon the heirs, legal representatives, successors and assigns of Guarantor and shall inure to the benefit of the heirs, legal representatives, successors and assigns of Landlord.

          8. Guarantor represents that Guarantor is the owner of a direct interest in Tenant and that Guarantor will receive a direct or indirect benefit from the Lease.

          9. Guarantor hereby waives all rights, if any, to which it may otherwise be entitled as a surety pursuant to the provisions of Chapter 34 of the Texas Business and Commerce Code.

                                   EXHIBIT J
                                   ---------

          10. The laws of the State of Texas shall govern the validity, enforcement and interpretation of this Guaranty. The obligations of the parties are performable and venue for any legal action arising out of this Guaranty shall lie in Dallas County, Texas.

          IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the 31 day of October, 1997.

"Guarantor"                              /S/ Norman Charney
                                         ------------------------------------
                                         NORMAN CHARNEY


                                   EXHIBIT J
                                   ---------

                   DECLARATION OF COVENANTS, CONDITIONS AND
                                 RESTRICTIONS

     Declarant desires that the Property be held, sold, transferred, conveyed and occupied subject to the covenants, conditions and restrictions contained in this Declaration which are created for the purpose of enhancing and protecting the value, quality, desirability and attractiveness of the Property and of any other property owned by Declarant surrounding, or in the vicinity of, the Property, including without limitation, the property described on Exhibit "B", attached hereto and incorporated herein by reference for all purposes (collectively, the "Project").

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     The following words when used herein shall have the following meanings:

          (a) "Acceptable Variety" - any indigenous variety of tree acceptable to Approving Agent, but expressly excluding Ash, Mimosa, Mulberry, Poplar, Sycamore or similar fast-growing, short-lived trees.

          (b) "Applicable Law" - all governmental laws, statutes, ordinances, codes, rules and regulations applicable to the development, use, or occupancy of the Propertyand/or the Project, including any improvements thereon.

          (c) "Approving Agent" - Catellus Development Corporation, a Delaware corporation, its successors, assigns or designees.

          (d) "Declarant" - Catellus Development Corporation, a Delaware corporation, and its successors and assigns.

          (e) "Declaration" - this Declaration of Covenants, Conditions & Restrictions, as amended from time to time pursuant to the terms contained herein.

          (f) "Design Development Plan" - plans and specifications which include: (i) a site plan showing the location, dimensions and orientation to the Property boundary lines and Property setback lines of all proposed Improvements, means of ingress and egress and driveway and traffic patterns; (ii) elevation designs of and description of the height and size of each building and structure; (iii) a general description of the exterior materials to be used for all Improvements; (iv) the number, type and location of parking spaces; (v) a general description of the type, number, size and location of all exterior signs; and (vi) a schedule showing all proposed uses by gross floor area and compliance with the parking requirements contained herein.


                                   EXHIBIT K

          (g) "Exterior Plan" - drawings and details of all exterior surfaces showing elevations and the color, quality, type and location of exterior construction materials.

          (h) "Governmental Authority" - any federal, state, county, municipal or other governmental authority having jurisdiction over any aspect of the development, use or occupancy of the Property or Improvements.

          (i) "Improvement" or Improvements" - all structures or other improvements to the Property of any kind whatsoever, whether above or below grade, including, but not limited to, buildings, utility installations, storage, loading and parking facilities, fences, walls, poles, walkways, driveways, landscaping, ponds, lakes, signs, site lighting, site grading, drainage systems and earth movement, and any exterior additions, changes, or alterations thereto.

          (j) "Landscaping Maintenance" - the repair, maintenance and replacement of all Landscaping Work necessary from time to time to maintain all Landscaping Work in good condition.

          (k) "Landscaping Plan" - a plan for landscaping the Property prepared by a licensed professional landscape architect approved in writing by Approving Agent.

          (1) "Landscaping Work" - the installation of all plantings and improvements contained in a Landscaping Plan.

          (m) "Lighting Plan" - plans and specifications showing the type, style, size, candle power and location of all exterior lighting fixtures.

          (n) "Net Square Feet" - the square feet contained within the boundaries of the Property less all square feet contained within dedicated rights-of-way for public streets and alleys.

          (o) "Occupant" or "Occupants" - any party or parties legally entitled to occupy and use any portion of the Property or an Improvement.

          (p) "Owner" or "Owners" - the record owner or owners of the fee simple title to the Property, but not a mortgagee unless and until such mortgagee has acquired title to the fee to the Property pursuant to foreclosure, deed in lieu of foreclosure, or other enforcement proceedings.

          (q) "Plans" - the Landscaping Plan, the Design Development Plan, the Exterior Plan, the Lighting Plan, the Signage Plan, and all other plans, specifications and information requested by Approving Agent to enable

                                   EXHIBIT K

     Approving Agent to determine the location, height, size, scale, design, character, style and appearance of any proposed Improvement or Improvements.


          (r)  "Property" - the real property described on Exhibit A.

          (s) "Property Line" or "Property Lines" - boundary or boundaries of the Property created by a certified survey or plat approved by Declarant.

          (t) "Signage Plan" - plans and specifications showing the type, style, size, color, graphics, construction materials, manner of illumination and location of all exterior signs and signage.


                                  ARTICLE II

                              GENERAL PROVISIONS
                              ------------------

     2.01 Establishment of Covenants, Conditions and Restrictions. Declarant
          -------------------------------------------------------
does hereby declare that the Property shall be held, sold, transferred, conveyed and occupied subject to the covenants, conditions and restrictions contained herein, which shall be binding on all Owners and Occupants and any other parties having or acquiring any right, title or interest in or to any portion of the Property and which shall inure to the benefit of Declarant.

     2.02 Purpose of Covenants. Conditions and Restrictions. The purpose of the
          -------------------------------------------------
covenants, conditions and restrictions contained herein is to: (i) protect Declarant against the improper development and use of the Property; (ii) prevent the erection on the Property of Improvements which are constructed of inferior or unsuitable materials;(iii) insure compatibility of design of Improvements within the Project; (iv) secure and maintain sufficient setbacks and space between buildings to create an aesthetically pleasing environment; (v) provide for proper landscaping and for the maintenance thereof; and (vi) in general, encourage construction of attractive, high-quality, permanent Improvements that will promote the general welfare of all Owners and Occupants and enhance the value of the Property and Project.

     2.03 Permitted Uses. The Property may be used only for the following
          --------------
(provided such use complies with Applicable Law): offices; office-showrooms; office-warehouses; assembling; processing; light manufacturing; wholesaling; research and development; servicing and distribution; distribution centers; shopping centers; warehouse distribution center and wholesale over-the-counter and shipped sales businesses and other commercial uses compatible with the foregoing uses, including without limitation, hotels, restaurants, gasoline service stations, and shops for the retail sale of merchandise. Uses which are neither specifically prohibited, nor specifically authorized, by this Declaration may be permitted if a proposed use plan describing such proposed use in detail is submitted to, and approved in writing by, Approving Agent.

                                   EXHIBIT K

     2.04 Prohibited Uses. Notwithstanding any provision to the contrary
          ---------------
contained herein, no portion of the Property shall be used for any purpose which is offensive by reason of odor, fumes, dust, smoke, noise or pollution, or which shall increase the danger to any portion of the Project or any other surrounding properties of fire or explosion damage, or for any purpose which ma be or become an annoyance or nuisance, or in any violation of any Applicable Law. Specifically, but not in limitation of the preceding, the following uses shall not be permitted on any portion of the Property: (i) dumping disposal, incineration or reduction of garbage, sewage, offal, dead animals or refuse, or the construction or operation of sewage treatment plants; (ii) junk yards or recycling facilities; (iii) commercial excavation of building or construction materials (but not including excavation in connection with the construction of Improvements); (iv) refining of petroleum or of petroleum products; (v) distillation of bones; (vi) smelting of iron, tin, zinc or other ores; (vii) fat rendering; (viii) stockyard or slaughter of animals; (ix) cemeteries; (x) labor camps or migrant worker camps; or (xi) jails or honor farms.

                                  ARTICLE III

                          REGULATION OF IMPROVEMENTS
                          --------------------------

     3.01 General. No Improvement shall be constructed, erected, placed,
          -------
altered, maintained or permitted on the Property unless it complies with the provisions of this Declaration and is approved by Approving Agent in the manner provided in this Declaration.

     3.02 Building Standards. All elevations of any Improvements shall be
          ------------------
comprised of high quality brick, stone, masonry or exposed aggregate tilt slab construction. No other materials, including corrugated aluminum, asbestos, iron, steel or other metal may be used on the exterior of any Improvements.

     3.03 Roof Top Equipment. All fans, vents, cooling towers, skylights and any
          ------------------
equipment located on the roof of any Improvement shall be effectively screened from public view.

     3.04 Underground Utilities. Except for special street lighting or other
          ---------------------
aerial facilities which may be required by any Governmental Authority, or which may be installed by Declarant pursuant to Declarant's development plan, no aerial utility facilities of any type (except meters, risers, service pedestals, transformers and other surface installations necessary to maintain or operate appropriate underground facilities) shall be erected or installed on the Property by a utility company, any Owner (except Declarant), any Occupant or any other party. All utility service facilities (including, but not limited to, water, sewer, gas, electricity and telephone) shall be buried underground unless installed by Declarant or at Declarant's direction or unless otherwise approved in writing by Approving Agent or unless otherwise required by any Governmental Authority or by the applicable utility company. To the extent reasonably practicable, all utility meters, equipment, air conditioning compressors, air conditioning and heating units, and similar

                                   EXHIBIT K
items shall be visually screened and located in areas not visible from other portions of the Project or Improvements. Notwithstanding anything to the contrary hereinabove, aerial facilities connecting electrical service to the back of buildings from overhead electrical service lines located along the back Property Line of the Property shall be permitted.

     3.05 Setback Lines. All Improvements shall comply with Applicable Law and
          -------------
with the following building setback lines:

     (a)    Front Setbacks:
            --------------
            All Improvements shall be set back at least twenty-five feet (25") from the back of the street curbline along Jupiter Road and Regency Crest Drive.

     (b)    Side Setbacks:
            -------------
            All Improvements shall be set back at least ten feet (10") from side Property Lines. If a side Property Line fronts an existing or then proposed public street, the applicable front setbacks described in subsection (a) of this Section 3.05 shall take precedence. Side setbacks should be arranged to minimize unusable land and areas difficult to maintain and should be sufficiently large to provide room for convenient fire and police access.

     (c)    Rear Setbacks:
            -------------
            No specific minimum setback from rear Property Lines is required, but the placement of Improvements shall comply with Applicable Law, including but not limited to, laws pertaining to access for fire and police vehicles.

     (d)    Exclusions from Setback Restrictions:
            ------------------------------------
            Notwithstanding the foregoing, if not prohibited by Applicable Law, the following Improvements may be located in setback areas: (i) underground improvements; (ii) steps, sidewalks, driveways and curbs; (iii) plants, fences, hedges and landscaping provided that none of such plants, fences, hedges or landscaping exceed a height of four feet (4") above level grade, except Acceptable Variety trees of not less than five-inch caliper; and (iv) parking facilities which comply with the requirements contained in Section 3.07.

     3.06 Building Density. No building shall cover more than 50 percent of the
          ----------------
area contained within the Property on which such building is situated.

     3.07 Parking. The Owner of the Property shall provide the number of parking
          -------
spaces required by any Governmental Authority and Applicable Law in connection with the Improvements situated on the Property, but the parking spaces provided shall not be less than the following: (i) one space for each 1,000 square feet of gross floor area contained within Improvements utilized for warehouse or distribution uses; (ii) one space for each 500 square feet of gross floor area contained within Improvements utilized for production or manufacturing uses,
(iii) one space for each 300 square feet of gross floor

                                   EXHIBIT K
area contained within Improvements utilized for office uses; and (iv) the number of spaces per gross floor area established from time to time by Approving Agent for uses, other than those enumerated in foregoing clauses (i), (ii) and (iii). No parking shall be permitted in any street, alley or other right-of-way or in any utility easement. All parking facilities shall be constructed of concrete and shall include curbs and gutters. Unless prohibited by Applicable Law, parking facilities may be situated in the front of Improvements and within building setback areas; provided that: (i) no parking shall be allowed within ten feet of the right-of-way line of any street, and (ii) any parking facility located within applicable building setback areas described in this Declaration shall be screened from view from streets by at least a two foot high undulating landscaped earthen berm which shall be included in the Landscaping Plan for the Property. Parking of trucks, truck trailers and fleet vehicles shall be limited to the rear portion of the Property and shall be screened if required by Approving. Agent.

     3.08 Landscaping.  Areas of the Property not otherwise improved shall be
          -----------
landscaped in accordance with a Landscaping Plan. The Landscaping Plan shall include and provide for: (i) drawings and specifications with respect to lawns, shrubs, decorative plantings and trees and the size and location thereof, (ii) an underground sprinkling irrigation system; (iii) screening of all storage, loading and unloading areas; (iv) landscaping or other appropriate screening dividing incompatible land uses; (v) lighting of buildings and motor vehicular parking areas and all other areas where lighting is to be used; and (vi) all other matters required for inclusion in the Landscaping Plan by Approving Agent. A Landscaping Plan generally shall provide for: (i) landscaping of a minimum of five percent of the area in front of all buildings; (ii) landscaping of the entire area between parking areas and/or buildings and the back of the street curbline on street frontage, which shall include at least one Acceptable Variety tree of not less than five inch caliper for each 50 feet of street frontage placed at irregular intervals along such street frontage and with the remainder of such area being covered with suitable lawn grasses, ground covers, ornamental plantings or other landscaping treatment approved by Approving Agent; (iii) undulating landscaped earthen berms of at least three feet in height screening all loading and dock areas from view from streets or other rights-of-way; (iv) undulating landscaped earthen berms of at least two feet in height screening any parking facility located within applicable building set back areas from view from streets; and (v) the preservation of existing trees to the extent reasonably practicable. All Landscaping Work shall be completed within 30 days after the date of substantial completion of the first building located on the Property. The Owner of the Property shall be responsible for the performance of such Owner's Landscaping Maintenance.

     3.09 Signs.
          -----

     (a) All signs shall be of a size and design to preserve the quality and atmosphere of the Property and all signs may not: (i) be installed to project above the roof line of a building or be located in front of a building setback line; (ii) be of unusual size or design when compared to the Improvements situated on the Property; (iii) be located in or painted on any window; and (iv) contain or utilize any flashing, blinking, intermittent or

                                   EXHIBIT K
moving light or source of illumination; provided, however, that any such sign or signs may be illuminated with floodlights if prior written approval for such illumination is obtained from Approving Agent. All signs, either temporary or permanent, whether free standing or affixed to any structure, must be approved in writing by Approving Agent prior to installation.

     (b) Approving Agent may approve a building standard sign program in writing. If Approving Agent approves a building standard sign program in writing, signs installed in strict conformance with the requirements of such approved program will not be required to have separate approval, but any sign which deviates from such approved program may not be installed until approved in writing by Approving Agent.

     (c) Temporary Signs shall be permitted during construction and when the Property is offered for sale or lease provided that the written approval of Approving Agent is first obtained.

     3.10  Accessory Building, Open Storage and Screening of Objects.
           ---------------------------------------------------------

     (a)  No accessory building shall be constructed on the Property.

     (b) No article, good, material, incinerator, storage tank or equipment may be stored on the Property in the open or exposed to public view or view from adjacent buildings. If it shall become necessary to store or keep articles, goods, materials or equipment on the Property in the open, then such storage may be permitted with the prior written approval of Approving, Agent, provided that the area used shall be enclosed with a screening fence and/or landscaping treatment of a design and materials approved in writing by Approving Agent. Notwithstanding the setback provisions set forth herein, any screening fence shall be of a height at least equal to that of the articles, goods, materials, or equipment to be stored and must fully shield such articles, goods, materials. or equipment from both public view and view from adjacent buildings. Any open storage must be located on the rear one-third of the Property. In no event shall any article, good, material, incinerator, storage tank or equipment be stored on the Property within 50 feet of any street.

     (c) All water towers, trash bins, HVAC units, processing equipment, stand fans, skylights, cooling towers, communication towers, vents, security fences and any other structures or equipment located on the Property shall be architecturally compatible with other Improvements and/or effectively shielded from view from any public or private dedicated street by an architecturally sound method. The construction or installation of said structure or equipment, as well as any necessary screening, must be approved in writing by Approving Agent before said structure or equipment is constructed or installed on the Property.

                                   EXHIBIT K

     3.11  Loading Docks/Loading Doors. Unless approved in writing by Approving
           ---------------------------
Agent, loading docks and/or loading doors shall not face either side of any existing or then proposed public street(s). Where such docks or doors are permitted by Approving Agent, they shall be screened from view from streets or other rights-of-way by an undulating landscaped earthen berm at least three feet in height which shall be included in the Landscaping Plan for the Property.

     3.12  Excavations and Storage or Burning of Rubbish. No excavations shall
           ---------------------------------------------
be made and no sand, gravel or soil shall be removed from the Property except in connection with Plans approved by Approving Agent as provided herein. No storage or burning of rubbish or trash shall be permitted at any time.

                                  ARTICLE IV

                       MANNER OF CONTROL OF IMPROVEMENTS
                       ---------------------------------

     4.01  Control of Improvements. No Improvement shall be constructed,
           -----------------------
erected, placed, altered, maintained or permitted without the prior written approval of Approving Agent.

     4.02  Submissions to Approving Agent. To secure the approval of Approving
           ------------------------------
Agent, an Owner shall deliver to Approving Agent in form and substance satisfactory to Approving Agent the Plans. The Plans shall conform to the provisions of this Declaration and Applicable Law.

     4.03  Approval of Plans. Approving Agent shall review and either approve or
           -----------------
disapprove all or parts of the Plans submitted to Approving Agent within a reasonable time after such Plans are submitted to Approving, Agent. If submitted Plans are not approved by Approving Agent, the Owner of the Property may revise the disapproved Plans to incorporate changes required by Approving Agent and deliver complete sets of properly revised Plans to Approving Agent for approval. No Improvement shall be constructed, erected, placed, altered, maintained or permitted until the Plans therefor have been finally approved in writing by Approving Agent

     4.04  Changes in Approved Plans. An Owner shall secure the written approval
           -------------------------
of Approving Agent to any material change or revision in approved Plans.

     4.05  Variances. Upon submission of a written request for variances,
           ---------
Approving Agent may, from time to time, in Approving Agent's sole discretion, permit an Owner to construct, erect, install, maintain, use and operate Improvements which are in variance with the covenants, conditions and restrictions or architectural standards which are contained in this Declaration. Written requests for variances shall set forth in narrative detail the particular standard from which a variance is sought. Approving Agent shall have the right to require additional information, including supporting data and/or plans and specifications in form and substance satisfactory to Approving Agent, as a condition

                                   EXHIBIT K
to Approving Agent's consideration of any request for a variance. Approving, Agent shall not be liable to any Owner for any claims, causes of action or damages arising out of the, granting or denial of any requested variance. Each request for a variance shall be reviewed separately and apart from other such requests and the grant of a variance to any Owner shall not constitute a waiver of Approving Agent's right to strictly enforce the covenants, conditions and restrictions and architectural standards contained herein against any subsequent Owner.

     4.06  Deemed Variances. Notwithstanding anything to the contrary contained
           ----------------
in this Declaration, all Improvements which are constructed without material deviation from Plans approved in writing by Approving Agent shall be deemed in compliance with the building and location requirements contained in this Declaration, and to the extent that any such Improvements deviate from or fail to comply with the building and location requirements contained in this Declaration, Approving Agent shall be deemed to have granted a variance with respect to such requirements in connection with such Improvements.

     4.07  Appointment and Designation. Approving Agent may from time to time
           ---------------------------
delegate any of Approving Agent's rights or responsibilities hereunder to one or more duly licensed architects or other parties who shall have full authority to act on behalf of Approving Agent in all matters delegated.

     4.08  No Liability for Defects or Omissions. Approving Agent has no
           -------------------------------------
liability or obligation whatsoever in connection with any Plans and no responsibility for the adequacy thereof or for the construction of any Improvements contemplated by any Plans. Approving Agent has no duty to inspect any Improvements, and if Approving Agent should inspect any Improvements, Approving Agent shall have no liability or obligation to any party arising out of such inspection. Approving Agent expressly shall have no liability or responsibility for defects in or omissions from any Plans or for defects in or omissions from the construction of any Improvements.

                                   ARTICLE V

                           COVENANTS FOR ASSESSMENTS
                           -------------------------

     5.01  Creation of the Lien and Personal Obligation of Assessments.
           -----------------------------------------------------------
Declarant hereby covenants and agrees, and Owner by acceptance of the Deed shall be deemed to covenant and agree, to pay to the Declarant (or to a mortgage company or other collection agency designated by the Declarant), based on Owner's ownership interest in the Project, Owner's pro rata share of: (1) annual maintenance assessments or charges to keep the common areas of the Project in a well maintained, safe, clean and attractive condition at all times, including without limitation, general landscaping care on a regular basis, such as lawn mowing, watering, fertilizing, weeding, planting, replanting, replacing of landscaping when required, pruning, keeping exterior lighting and mechanical facilities in working order, gardening, and general cleaning and removal of paper, debris, litter, trash,

                                   EXHIBIT K
waste and refuse from the Project; (2) special assessments for capital improvements to the Project, if any; (3) individual special assessments levied against the Property to reimburse the Declarant for extra costs for maintenance and repairs to the Project and improvements thereon, caused by the willful or negligent acts of the Owner and not caused by ordinary wear and tear, such assessments to be established and collected from time to time if necessary. The annual maintenance assessments, special assessments for capital improvements, and individual special assessments, together with such interest thereon and costs of collection thereof as hereinafter provide, shall be a charge to the Owner, and shall be a continuing lien upon the Property. Each such assessment together with such interest thereon and cost of collection thereof, including reasonable attorneys' fees, as hereinafter provided, shall also be the continuing personal obligation of the person who was the Owner of the Property at the time when the assessment fell due.

     5.02  Purpose of Assessments. The assessments levied by the Declaration
           ----------------------
shall be used for the purpose of promoting the health, safety and welfare of the Project, and in particular for the improvement and maintenance of the Project or for other services and facilities devoted to this purpose and directly related to the use and enjoyment of the Project; and for paying the cost of labor, equipment (including the expense of leasing any equipment) and materials required for, and management and supervision of, the Project.

     5.03  Due Dates. The annual maintenance assessments provided for herein
           ---------
shall be payable in advance, on the first day of such period, either monthly, quarterly or annually, as the Declarant may determine.

     5.04  Effect of Non-Payment of Assessments: The Personal Obligation of the
           --------------------------------------------------------------------
Owner, the Lien; Remedies of Declarant.
--------------------------------------

     (a) If any assessment or any part thereof is not paid on the date(s) when due, then the unpaid amount of such assessment, together with interest thereon and cost of collection thereof, as hereinafter provided, shall become delinquent and shall thereupon become a continuing lien in favor of the Declarant, such lien to be impressed on the Property which shall bind the Property in the hands of the then Owner of the Property, and the Owner's heirs, executors, devisees, personal representatives, successors and assigns. The Declarant shall have the right to reject partial payments of any assessments and demand the full payment thereof. The obligation of the then existing Owner of the Property to pay such assessments, however, shall remain such Owner's personal obligation and shall not be extinguished by transfer of title. The lien for unpaid assessments shall be unaffected by any sale or assignment of the Property and shall continue in full force and effect.

     (b) If any assessment or part thereof is not paid within fifteen (15) days after the delinquency date, the unpaid amount of such assessment shall bear interest from the date of delinquency at the highest lawful rate of interest, and the Declarant may, in addition to all other remedies Declarant may have at law or in equity, at its election, bring an action against the Owner of the Property personally obligated to pay the same, and/or against the

                                   EXHIBIT K
record title Owner of the Property, in order to enforce payment and/or to foreclose the lien against the Property, and there shall be added to the amount of such assessment the costs of preparing and filing the complaint in such action and in the event a judgment is obtained, such judgment shall include interest on the assessment as above provided and a reasonable attorney's fee to be fixed by the court, together with the costs of the action.

                                  ARTICLE VI

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     6.01  Owner's Maintenance. Each Owner shall at all times be obligated
           -------------------
("Owner's Maintenance Obligation") to maintain, repair, replace and renew or cause to be maintained, repaired, replaced or renewed all Improvements on the Property (and the area between the Property Lines of the Property and any adjacent street if such area is not otherwise maintained), so as to keep the same clean, sightly and safe and in first-class condition consistent with its original intended appearance. Owner's Maintenance Obligation shall include, but not be limited to: the maintenance of all visible exterior surfaces of all buildings and other Improvements; the prompt removal of all paper, debris, refuse and dead and diseased trees and plantings from all areas of the Property and all snow and ice from paved areas; the repair, replacement, cleaning and relamping of all signs and lighting fixtures; the mowing, watering, fertilizing, weeding, replanting and replacing of all landscaping approved in the applicable Landscaping Plan and, during construction of Improvements on the Property, consistent cleaning of dirt, construction debris and other construction related refuse from streets, storm drains and inlets. If any Improvement is damaged or destroyed, the Owner of such Improvement diligently shall proceed to restore such Improvement to the condition existing prior to such damage or destruction or, in the alternative, raze and remove such Improvement and landscape the Property pursuant to a Landscaping Plan approved by Approving Agent as provided herein. Until commencement of construction of Improvements thereon, the Owner of the Property shall keep the Property free and clear of trash and debris and regularly mowed.

     6.02  Enforcement. The covenants, conditions, restrictions, easements, uses
           -----------
and privileges contained in this Declaration shall run with the land and be binding upon and inure to the benefit of Declarant and Approving Agent and their respective heirs, devisees, personal representatives, successors and assigns. The enforcement of the provisions of this Declaration shall be vested solely in Approving Agent. A breach of this Declaration by an Owner relating to the use or maintenance of the Property, or any part thereof, is hereby declared to be and constitute a nuisance and every public or private remedy allowed by law or equity for the abatement of a public or private nuisance shall be available to Approving Agent to remedy such breach. In any legal or equitable proceeding for the enforcement of this Declaration or to restrain a breach hereof, the party or parties against whom judgment is entered shall pay the attorney's fees and costs of the party or parties for whom judgment is entered in such amount as may be fixed by the court in such proceeding. All remedies provided under this Declaration, including those at law or in equity, shall be cumulative and not exclusive. The failure of Approving

                                   EXHIBIT K

Agent to enforce this Declaration upon a breach hereof or to enforce a particular provision contained in this Declaration shall not be deemed a waiver of Approving, Agent's right to do so for a subsequent breach or of the right to enforce any other provision of this Declaration. Approving Agent shall not be liable for failure to enforce this Declaration.

     6.03  Responsibility of Owner. Each Owner shall be responsible for any
           -----------------------
breach of this Declaration which is a result of such Owner's own acts or omissions or the acts or omissions of an Occupant of the Property.

     6.04  Address of Approving Agent. All Plans submissions, notices and other
           --------------------------
communications to Approving Agent shall be mailed or delivered to Catellus Development Corporation, 4545 Fuller Drive, Suite 100, Dallas, Texas 75038. Approving Agent may from time to time designate a different address for Plans submissions, notices and other communications by either delivering written notice of such new address to the Owner of the Property at such Owner's address as reflected by the records of Approving agent or by recording a notice of such change of address in the Real Property Records of Dallas, County, Texas.

     6.05  Conflict with Applicable Law. If any covenant, condition or term of
           ----------------------------
this Declaration is less restrictive than a requirement imposed by Applicable Law, the requirement imposed by Applicable Law shall control. If any covenant, condition or term of this Declaration is more restrictive than a requirement imposed by Applicable Law, then the requirement imposed by this Declaration shall control unless prohibited by Applicable Law.

     6.06  Severability. If any of the covenants, conditions or terms of this
           ------------
Declaration shall be found void or unenforceable for whatever reason by any court of law or of equity, then every other covenant, condition or term herein set forth shall remain valid and binding.

     6.07  EXCULPATION, WAIVER AND RELEASE. NOTWITHSTANDING ANY COVENANT,
           -------------------------------
CONDITION OR TERM CONTAINED IN THIS DECLARATION TO THE CONTRARY AND NOTWITHSTANDING ANY PROVISION OF APPLICABLE LAW TO THE CONTRARY, NEITHER DECLARANT NOR APPROVING AGENT SHALL HAVE ANY LIABILITY TO ANY OWNER ARISING OR RESULTING FROM ANY ACT OR OMISSION OF DECLARANT OR APPROVING AGENT TAKEN OR OMITTED PURSUANT TO THIS DECLARATION. EACH OWNER BY ACCEPTING A CONVEYANCE TO ANY PORTION OF THE PROPERTY CONCLUSIVELY SHALL BE DEEMED TO HAVE UNCONDITIONALLY AND IRREVOCABLY WAIVED AND RELEASED ALL CLAIMS AGAINST DECLARANT AND APPROVING AGENT ARISING OR RESULTING FROM ACTS OR OMISSIONS OF DECLARANT OR APPROVING AGENT TAKEN OR OMITTED PURSUANT TO THIS DECLARATION.

                                   EXHIBIT K

     6.08  Termination by Declarant. At any time, at Declarant's sole option,
           ------------------------
Declarant may elect to terminate this Declaration by executing and recording in the Real Property Records of Dallas County, Texas, an instrument terminating this Declaration. Such termination shall be effective upon recordation thereof in the Real Property Records of Dallas County, Texas, and after such termination, neither Declarant nor any Owner shall have any duties or obligations under this Declaration, and Declarant shall no longer have any duties or obligations as Approving Agent under this Declaration.

     6.09  Amendment. This Declaration may be amended from time to time by a
           ---------
written instrument executed by Declarant and the Owner(s) of the Property. No such amendment shall be effective until it is recorded in the Real Property Records of Dallas County, Texas.

     6.10  Term. Unless terminated pursuant to the provisions of Section 6.08,
           ----
this Declaration shall remain in effect for 20 years after the date of the Deed to which this Declaration is attached.

     7.01  Agricultural use and/or -Qualified Open-Space Land Designations. The
           ---------------------------------------------------------------
execution and recordation of this Declaration is not intended and shall not be construed: (i) as evidence of an immediate intention to change the use of any portion of the Property which currently is designated for agricultural use or as qualified open-space land under the applicable provisions of the Texas Constitution, the Texas Tax Code or any other applicable law; (ii) to void or otherwise affect any pending application for designation of any portion of the Property for agricultural use or as qualified open-space land under the provisions of the Texas Constitution, the Texas Tax Code or any other applicable law; or (iii) to make or render ineligible any portion of the Property for designation for agricultural use or ads qualified open-space land under the provisions of the Texas Constitution, the Texas Tax Code or any other applicable law. Declarant has executed and recorded this Declaration in anticipation that the use of portions of the Property may be changed in the future from agricultural use or qualified open-space land uses to one or more of the uses contemplated hereinabove, but until such time as the use of a Parcel actually is changed, Declarant does not intend, and hereby declares that Declarant does not intend, to void or affect any existing designation, any pending application for designation or any future eligibility for designation of any portion of the Property for agricultural use or qualified open-space land under the applicable provisions of the Texas Constitution, the Texas Tax Code or any other applicable law.



                                   EXHIBIT K